EXHIBIT 4.20

                      MOUNT PLEASANT KPT LLC, as mortgagor
                                   (Borrower)

                                       to

               GMAC COMMERCIAL MORTGAGE CORPORATION, as mortgagee
                                    (Lender)

                       -----------------------------------

                           FEE AND LEASEHOLD MORTGAGE
                                       AND
                               SECURITY AGREEMENT
                       -----------------------------------

                    Dated: December 16, 2000, effective as of December 20, 2000

                    Location: Highway 17
                              Mount Pleasant, South Carolina

                    Parcel Identification No. ______________
                    Commonly known as Mount Pleasant Towne Center


                    PREPARED BY AND UPON
                    RECORDATION RETURN TO:

                    Dechert
                    4000 Bell Atlantic Tower
                    1717 Arch Street
                    Philadelphia, PA 19103-2793
                    Attention:  Jay Zagoren, Esq.

       THIS MORTGAGE AND SECURITY AGREEMENT COVERS FIXTURES AND CONSTITUTES A FIXTURE FINANCING STATEMENT.

       THE MATURITY DATE OF ALL LOANS SECURED HEREBY IS JANUARY 5, 2011

       TO THE EXTENT, IF ANY, PROVIDED IN THE NOTE(S), INTEREST OR DISCOUNT WILL BE DEFERRED, ACCRUED OR CAPITALIZED.



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                                TABLE OF CONTENTS

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                                                                                                               Page
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
ARTICLE 1 - GRANTS OF SECURITY................................................................................... 1

   SECTION 1.1.       PROPERTY MORTGAGED......................................................................... 1
   SECTION 1.2.       ASSIGNMENT OF LEASES AND RENTS............................................................. 4
   SECTION 1.3.       SECURITY AGREEMENT......................................................................... 4
   SECTION 1.4.       PLEDGE OF MONIES HELD...................................................................... 4

ARTICLE 2 - DEBT AND OBLIGATIONS SECURED......................................................................... 4

   SECTION 2.1.       DEBT....................................................................................... 4
   SECTION 2.2.       OTHER OBLIGATIONS.......................................................................... 5
   SECTION 2.3.       DEBT AND OTHER OBLIGATIONS................................................................. 5
   SECTION 2.4.       PAYMENTS................................................................................... 5

ARTICLE 3 - BORROWER COVENANTS................................................................................... 6

   SECTION 3.1.       PAYMENT OF DEBT............................................................................ 6
   SECTION 3.2.       INCORPORATION BY REFERENCE................................................................. 6
   SECTION 3.3.       INSURANCE.................................................................................. 6
   SECTION 3.4.       PAYMENT OF TAXES, ETC......................................................................10
   SECTION 3.5.       ESCROW FUND................................................................................10
   SECTION 3.5.       HEREOF TO BE HELD BY LENDER IN ESCROW......................................................10
   SECTION 3.6.       CONDEMNATION...............................................................................11
   SECTION 3.7.       LEASES AND RENTS...........................................................................12
   SECTION 3.8.       MAINTENANCE OF PROPERTY....................................................................13
   SECTION 3.9.       WASTE......................................................................................13
   SECTION 3.10.      COMPLIANCE WITH LAWS.......................................................................14
   SECTION 3.11.      BOOKS AND RECORDS..........................................................................15
   SECTION 3.12.      PAYMENT FOR LABOR AND MATERIALS............................................................16
   SECTION 3.13.      PERFORMANCE OF OTHER AGREEMENTS............................................................16
   SECTION 3.14.      CHANGE OF NAME, IDENTITY OR STRUCTURE......................................................16
   SECTION 3.15.      EXISTENCE..................................................................................17

ARTICLE 4 - SPECIAL COVENANTS....................................................................................17

   SECTION 4.1.       PROPERTY USE...............................................................................17
   SECTION 4.2.       ERISA......................................................................................17
   SECTION 4.3.       SINGLE PURPOSE ENTITY......................................................................17
   SECTION 4.4.       RESTORATION AFTER CASUALTY/CONDEMNATION....................................................20

ARTICLE 5 - REPRESENTATIONS AND WARRANTIES.......................................................................24

   SECTION 5.1.       WARRANTY OF TITLE..........................................................................24
   SECTION 5.2.       AUTHORITY..................................................................................25
   SECTION 5.3.       LEGAL STATUS AND AUTHORITY.................................................................25
   SECTION 5.4.       VALIDITY OF DOCUMENTS......................................................................25
   SECTION 5.5.       LITIGATION.................................................................................25
   SECTION 5.6.       STATUS OF PROPERTY.........................................................................26
   SECTION 5.7.       NO FOREIGN PERSON..........................................................................27
   SECTION 5.8.       SEPARATE TAX LOT...........................................................................27
   SECTION 5.9.       ERISA COMPLIANCE...........................................................................27
   SECTION 5.10.      LEASES.....................................................................................27
   SECTION 5.11.      FINANCIAL CONDITION........................................................................28
   SECTION 5.12.      BUSINESS PURPOSES..........................................................................28
   SECTION 5.13.      TAXES......................................................................................28
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
   SECTION 5.14.      MAILING ADDRESS............................................................................28
   SECTION 5.15.      NO CHANGE IN FACTS OR CIRCUMSTANCES........................................................28
   SECTION 5.16.      DISCLOSURE.................................................................................29
   SECTION 5.17.      THIRD PARTY REPRESENTATIONS................................................................29
   SECTION 5.18.      ILLEGAL ACTIVITY...........................................................................29

ARTICLE 6 - DEBTOR/CREDITOR RELATIONSHIP.........................................................................29

   SECTION 6.1.       RELATIONSHIP OF BORROWER AND LENDER........................................................29
   SECTION 6.2.       SERVICING OF THE LOAN......................................................................29

ARTICLE 7 - FURTHER ASSURANCES...................................................................................29

   SECTION 7.1.       RECORDING OF SECURITY INSTRUMENT, ETC......................................................29
   SECTION 7.2.       FURTHER ACTS, ETC..........................................................................29
   SECTION 7.3.       CHANGES IN TAX, DEBT CREDIT AND DOCUMENTARY STAMP LAWS.....................................30
   SECTION 7.4.       ESTOPPEL CERTIFICATES......................................................................30
   SECTION 7.5.       FLOOD INSURANCE............................................................................31
   SECTION 7.6.       SPLITTING OF SECURITY INSTRUMENT...........................................................31
   SECTION 7.7.       REPLACEMENT DOCUMENTS......................................................................31
   SECTION 7.8.       AMENDED FINANCING STATEMENTS...............................................................32

ARTICLE 8 - DUE ON SALE/ENCUMBRANCE..............................................................................32

   SECTION 8.1.       NO SALE/ENCUMBRANCE........................................................................32
   SECTION 8.2.       SALE/ENCUMBRANCE DEFINED...................................................................33
   SECTION 8.3.       LENDER'S RIGHTS............................................................................34
   SECTION 8.4.       INTENTIONALLY OMITTED......................................................................34

ARTICLE 9 - PREPAYMENT...........................................................................................34

   SECTION 9.1.       PREPAYMENT OR DEFEASANCE ONLY IN ACCORDANCE WITH NOTE......................................34

ARTICLE 10 - DEFAULT.............................................................................................34

   SECTION 10.1.      EVENTS OF DEFAULT..........................................................................34

ARTICLE 11 - RIGHTS AND REMEDIES.................................................................................36

   SECTION 11.1.      REMEDIES...................................................................................36
   SECTION 11.2.      APPLICATION OF PROCEEDS....................................................................38
   SECTION 11.3.      RIGHT TO CURE DEFAULTS.....................................................................39
   SECTION 11.4.      ACTIONS AND PROCEEDINGS....................................................................39
   SECTION 11.5.      RECOVERY OF SUMS REQUIRED TO BE PAID.......................................................39
   SECTION 11.6.      EXAMINATION OF BOOKS AND RECORDS...........................................................39
   SECTION 11.7.      OTHER RIGHTS, ETC..........................................................................39
   SECTION 11.8.      RIGHT TO RELEASE ANY PORTION OF THE PROPERTY...............................................40
   SECTION 11.9.      VIOLATION OF LAWS..........................................................................40
   SECTION 11.10.     RIGHT OF ENTRY.............................................................................40
   SECTION 11.11.     SUBROGATION................................................................................41

ARTICLE 12 - ENVIRONMENTAL HAZARDS...............................................................................41

   SECTION 12.1.      ENVIRONMENTAL REPRESENTATIONS AND WARRANTIES...............................................41

ARTICLE 13 - INDEMNIFICATION.....................................................................................41

   SECTION 13.1.      GENERAL INDEMNIFICATION....................................................................41
   SECTION 13.2.      MORTGAGE AND/OR INTANGIBLE TAX.............................................................42
   SECTION 13.3.      ERISA INDEMNIFICATION......................................................................42
   SECTION 13.4.      DUTY TO DEFEND; ATTORNEYS' FEES AND OTHER FEES AND EXPENSES................................42

ARTICLE 14 - WAIVERS.............................................................................................43
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
   SECTION 14.1.      WAIVER OF COUNTERCLAIM.....................................................................43
   SECTION 14.2.      MARSHALLING AND OTHER MATTERS..............................................................43
   SECTION 14.3.      WAIVER OF NOTICE...........................................................................43
   SECTION 14.4.      WAIVER OF STATUTE OF LIMITATIONS...........................................................43
   SECTION 14.5.      SOLE DISCRETION OF LENDER..................................................................43
   SECTION 14.6.      WAIVER OF TRIAL BY JURY....................................................................43

ARTICLE 15 - EXCULPATION.........................................................................................44

   SECTION 15.1.      EXCULPATION................................................................................44
   SECTION 15.2.      RESERVATION OF CERTAIN RIGHTS..............................................................44
   SECTION 15.3.      EXCEPTIONS TO EXCULPATION..................................................................45
   SECTION 15.4.      RECOURSE...................................................................................45
   SECTION 15.5.      BANKRUPTCY CLAIMS..........................................................................45

ARTICLE 16 - NOTICES.............................................................................................45

   SECTION 16.1.      NOTICES....................................................................................45

ARTICLE 17 - APPLICABLE LAW......................................................................................46

   SECTION 17.1.      CHOICE OF LAW..............................................................................46
   SECTION 17.2.      USURY LAWS.................................................................................47
   SECTION 17.3.      PROVISIONS SUBJECT TO APPLICABLE LAW.......................................................47
   SECTION 17.4.      INAPPLICABLE PROVISION.....................................................................47

ARTICLE 18 - SECONDARY MARKET....................................................................................47

   SECTION 18.1.      DISSEMINATION OF INFORMATION...............................................................47
   SECTION 18.1.      RATING AGENCY..............................................................................48

ARTICLE 19 - COSTS...............................................................................................48

   SECTION 19.1.      PERFORMANCE AT BORROWER'S EXPENSE..........................................................48
   SECTION 19.2.      ATTORNEY'S FEES FOR ENFORCEMENT............................................................49

ARTICLE 20 - DEFINITIONS.........................................................................................49

   SECTION 20.1.      GENERAL DEFINITIONS........................................................................49
   SECTION 20.2.      HEADINGS, ETC..............................................................................49

ARTICLE 21 - MISCELLANEOUS PROVISIONS............................................................................49

   SECTION 21.1.      NO ORAL CHANGE.............................................................................49
   SECTION 21.2.      LIABILITY..................................................................................50
   SECTION 21.3.      DUPLICATE ORIGINALS; COUNTERPARTS..........................................................50
   SECTION 21.4.      NUMBER AND GENDER..........................................................................50
   SECTION 21.5.      SUBROGATION................................................................................50
   SECTION 21.6.      ENTIRE AGREEMENT...........................................................................50

ARTICLE 22 - GROUND LEASE........................................................................................50

   SECTION 22.1.      REPRESENTATIONS AND WARRANTIES.............................................................50
   SECTION 22.2.      COVENANTS..................................................................................51
   SECTION 22.3.      ADDITIONAL COVENANTS.......................................................................51
   SECTION 22.4.      NO RELEASE.................................................................................51
   SECTION 22.5.      DEFAULTS...................................................................................52
   SECTION 22.6.      CANCELLATION OR TERMINATION................................................................52
   SECTION 22.7.      NO LIABILITY...............................................................................52
   SECTION 22.8.      BANKRUPTCY.................................................................................52
   SECTION 22.9.      NO MERGER..................................................................................52
   SECTION 22.10.     TAXES......................................................................................................53
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

ARTICLE 23 - LOCAL LAW PROVISIONS................................................................................53

   SECTION 23.1.      EXHIBIT B..................................................................................53
   SECTION 23.2.      WAIVER OF APPRAISAL RIGHTS..................................................................1
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Exhibits -
         Exhibit A - Description of Land
         Exhibit B - Local Law Provisions - South Carolina
         Exhibit C - Schedule of Offsets or Defenses
         Exhibit D - Schedule of Brokerage Fees
         Exhibit E - List of Defaults
         Exhibit F - Intentionally Omitted
         Exhibit G - Form of Release

Definitions

The terms set forth below are defined in the following Sections of this Security
Instrument:

a.       ADA:  Subsection 3.10(a);
b.       Applicable Law:  Subsection 3.10(a);
c.       Attorneys' Fees/Counsel Fees:  Section (20.1
d.       Bankruptcy Code:  Subsection 1.1(f);
e.       Borrower:  Preamble;
f.       Business Day:  Section 16.1;
g.       Casualty Consultant:  Subsection 4.4(b);
h.       Casualty Retainage:  Subsection 4.4(b);
i.       Collateral:  Section 1.3;
j.       Debt:  Section 2.1;
k.       Default Interest Rate:  Section 11.3;
l.       Environmental Indemnity:  Subsection 10.1(c);
m.       Environmental Law:  Section 12.1;
n.       Environmental Liens:  Section 12.2;
o.       Environmental Report:  Section 12.1;
p.       ERISA:  Subsection 4.2;
q.       Escrow Fund:  Section 3.5;
r.       Event:  Section 19.1;
s.       Event of Default:  Section 10.1;
t.       Exculpated Parties:  Section 15.1;
u.       Force Majeure:  Subsection 4.4(b);
v.       Ground Lease:  Subsection 1.1(b);
w.       Ground Lessor:  Subsection 1.1(b);
x.       Guarantor:  Section 5.5;
y.       Hazardous Substances:  Section 12.1;
z.       Improvements:  Subsection 1.1(c);
aa.      Indemnified Parties:  Section 13.1;
bb.      Indemnitor:  Subsection 10.1(c);
cc.      Independent Director:  Subsection 4.3(c);
dd.      Insurance Premiums:  Subsection 3.3(b);
ee.      Investor:  Section 18.1;
ff.      Land:  Subsection 1.1(a);
gg.      Lease Guaranty:  Subsection 3.7(a);
hh.      Leases:  Subsection 1.1(f);

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ii.      Lender:  Preamble;
jj.      Loan:  Section 5.10
kk.      Loan Application:  Section 5.15;
ll.      Losses:  Section 13.1;
mm.      Major Lease:  Section 3.7(a)
nn.      Net Proceeds:  Subsection 4.4(b);
oo.      Net Proceeds Deficiency:  Subsection 4.4(b);
pp.      Note:  Recitals;
qq.      Obligations:  Section 2.3;
rr.      Other Charges:  Section 3.4;
ss.      Other Obligations:  Section 2.2;
tt.      Partial Release:  Section 8.8;
uu.      Participations:  18.1;
vv.      Permitted Exceptions:  Section 5.1;
ww.      Person:  Section 20.1;
xx.      Personal Property:  Subsection 1.1(e);
yy.      Policies/Policy:  Subsection 3.3(b);
zz.      Property:  Section 1.1;
aaa.     Qualified Insurer:  Subsection 3.3(b);
bbb.     Rating Agency:  Subsection 3.3(b);
ccc.     Release:  Section 12.1;
ddd.     Remediation:  Section 12.1;
eee.     Rents:  Subsection 1.1(f);
fff.     Restoration:  Subsection 4.4;
ggg.     Securities:  Section 18.1;
hhh.     Securitization:  Section 18.1;
iii.     Security Documents:  Section 3.2;
jjj.     Security Instrument:  Preamble;
kkk.     Servicer:  Section 6.2;
lll.     SPE Member:  Subsection 4.3(c);
mmm.     Taxes:  Subsection 3.4(a); and
nnn.     Uniform Commercial Code:  Subsection 1.1(e)

         THIS FEE AND LEASEHOLD MORTGAGE AND SECURITY AGREEMENT (the "Security Instrument") is made as of the 16th day of December, 2000, effective as of December 20, 2000, by MOUNT PLEASANT KPT LLC, a Delaware limited liability company, having its principal place of business at 11000 Regency Parkway, Suite 300, Cary, North Carolina 27511 as mortgagor ("Borrower") to GMAC COMMERCIAL MORTGAGE CORPORATION, a California corporation, having an address at 200 Witmer Road, Horsham, Pennsylvania 19044, as mortgagee (together with its successors and assigns, "Lender").

                                    RECITALS:

         Borrower by its promissory note of even date herewith given to Lender is indebted to Lender in the maximum principal sum of $46,400,000.00 in lawful money of the United States of America (the note together with all extensions, renewals, modifications, consolidations, substitutions, replacements, restatements and increases thereof shall collectively be referred to as the "Note"), with interest from the date thereof at the rates set forth in the Note, principal and interest to be payable in accordance with the terms and conditions provided in the Note.

         Borrower desires to secure the payment of the Debt (as defined in Article 2) and the performance of all of its obligations under the Note and the Other Obligations (as defined in Article 2).

                         ARTICLE 1 - GRANTS OF SECURITY

         Section 1.1. PROPERTY MORTGAGED. Borrower does hereby irrevocably (i) mortgage, grant, bargain, sell, pledge, assign, warrant, transfer and convey to Lender and to its successors and assigns with power of sale in accordance with the terms and conditions hereof, for the use and benefit of Lender, and (ii) grant a security interest to Lender and to its successors and assigns with power of sale, in accordance with the terms and conditions hereof, for the use and benefit of Lender, in, the following property, rights, interests and estates now owned, or hereafter acquired by Borrower (collectively, the "Property"):


                  (a) LAND. The real property described in Exhibit A attached hereto and made a part hereof, which includes the certain land described below as the Leasehold Estate and certain land described below as the Release Leasehold Estate (collectively, the "Land");

                  (b) GROUND LEASE. Borrower's right, title and interest, as Lessee, in and to that certain Ground Lease (as amended and assigned, the "Ground Lease") between Harvey Wilson McCormick ("Ground Lessor") as lessor and AJS Partnership Group, as lessee, dated May 19, 1995, a memorandum of which was recorded at the RMC office for Charleston County, South Carolina on May 24, 1995 in Book S-255 at page 255, which Ground Lease was assigned to AJS Group, LLC by Assignment of Lease dated as of November 22, 1995 and recorded December 4, 1995 in Book V-262, page 333, amended by an Amendment to Ground Lease dated November 21, 1997 and recorded November 25, 1997 in Book N-293, page 458, assigned by Assignment of Ground Lease dated April 9, 1998 and recorded April 10, 1998 in Book T-300, page 615, amended by an Amendment to Memorandum of Lease dated April 9, 1998 and recorded April 10, 1998, in Book T-300, page 618, a mended by a Third Amendment to Memorandum of Lease dated June 14, 1999 and recorded June 21, 1999 in Book X-328 at Page

                                       1
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827, and amended by a Fourth Amendment to Memorandum of Lease dated as of August
6, 1999 and recorded August 27, 1999 in Book J-333 at Page 386; and the leasehold interest created under the Ground Lease (the "Leasehold Estate").

                  (c) INTENTIONALLY OMITTED.

                  (d) ADDITIONAL LAND. All additional lands, estates and development rights hereafter acquired by Borrower for use in connection with the Land and the development of the Land that may, from time to time, by supplemental mortgage or otherwise be expressly made subject to the lien of this Security Instrument;

                  (e) IMPROVEMENTS. The buildings, structures, fixtures, additions, enlargements, extensions, modifications, repairs, replacements and improvements now or hereafter erected or located on the Land (the
"Improvements");

                  (f) EASEMENTS. All easements, rights-of-way or use, rights, strips and gores of land, streets, ways, alleys, passages, sewer rights, water, water courses, water rights and powers, air rights and development rights, and all estates, rights, titles, interests, privileges, liberties, servitudes, tenements, hereditaments and appurtenances of any nature whatsoever, in any way now or hereafter belonging, relating or pertaining to the Land and the Improvements and the reversion and reversions, remainder and remainders, and all land lying in the bed of any street, road or avenue, opened or proposed, in front of or adjoining the Land, to the center line thereof and all the estates, rights, titles, interests, dower and rights of dower, curtesy and rights of curtesy, property, possession, claim and demand whatsoever, both at law and in equity, of Borrower of, in and to the Land and the Improvements and every part and parcel thereof, with the appurtenances thereto;

                  (g) FIXTURES AND PERSONAL PROPERTY. All machinery, equipment, fixtures (including, but not limited to all heating, air conditioning, plumbing, lighting, communications and elevator fixtures) furniture, furnishing, inventory and other property of every kind and nature whatsoever owned by Borrower, or in which Borrower has or shall have an interest, now or hereafter located upon the Land or the Improvements but excluding property of Borrower's manager, or appurtenant thereto, and used in connection with the present or future operation and occupancy of the Land and the Improvements and all building equipment, materials and supplies of any nature whatsoever owned by Borrower, or in which Borrower has or shall have an interest, now or hereafter located upon the Land and the Improvements, or appurtenant thereto, or used in connection with the present or future operation and occupancy of the Land and the Improvements (collectively, the "Personal Property"), and the right, title and interest of Borrower in and to any of the Personal Property which may be subject to any security interests, as defined in the Uniform Commercial Code, as adopted and enacted by the state or states where any of the Property is located (the "Uniform Commercial Code"), superior in lien to the lien of this Security Instrument and all proceeds and products of the above;

                  (h) LEASES AND RENTS. All leases and other agreements affecting the use, enjoyment or occupancy of all or any part of the Land or the Improvements heretofore or hereafter entered into whether before or after the filing by or against Borrower of any petition for relief under 11 U.S.C. ss. 101 et seq. (the "Bankruptcy Code"), as the same may be amended from

                                       2
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time to time (the "Leases") and all right, title and interest of Borrower, its successors and assigns therein and thereunder, including, without limitation, all guarantees, letters of credit and any other credit support given by any guarantor in connection therewith, cash or securities deposited under the Leases to secure the performance by the lessees of their obligations thereunder and all rents, additional rents, revenues, issues and profits (including all oil and gas or other mineral royalties and bonuses) from the Land and the Improvements whether paid or accruing before or after the filing by or against Borrower of any petition for relief under the Bankruptcy Code (the "Rents") and all proceeds from the sale or other disposition of the Leases and the right to receive and apply the Rents to the payment of the Debt;

                  (i) CONDEMNATION AWARDS. All awards or payments, including interest thereon, which may heretofore and hereafter be made with respect to the Property, whether from the exercise of the right of eminent domain (including, but not limited to any transfer made in lieu of or in anticipation of the exercise of the right), or for a change of grade, or for any other injury to or decrease in the value of the Property;

                  (j) INSURANCE PROCEEDS. All proceeds of and any unearned premiums on any insurance policies covering the Property, including, without limitation, the right to receive and apply the proceeds of any insurance judgments, or settlements made in lieu thereof, for damage to the Property;

                  (k) TAX CERTIORARI. All refunds, rebates or credits in connection with a reduction in real estate taxes and assessments charged against the Property as a result of tax certiorari or any applications or proceedings for reduction;

                  (l) RIGHTS. The right, in the name and on behalf of Borrower, to commence any action or proceeding to protect the interest of Lender in the Property and while an Event of Default (defined in Section 10.1) remains uncured, to appear in and defend any action or proceeding brought with respect to the Property;

                  (m) AGREEMENTS. All agreements, contracts, certificates, instruments, franchises, permits, licenses, plans, specifications and other documents, now or hereafter entered into, and all rights therein and thereto, respecting or pertaining to the use, occupation, construction, management or operation of the Land and any part thereof and any Improvements or respecting any business or activity conducted on the Land or in the Improvements and any part thereof and all right, title and interest of Borrower therein and thereunder, including, without limitation, the right, while an Event of Default remains uncured, to receive and collect any sums payable to Borrower thereunder;

                  (n) INTANGIBLES. All accounts, escrows, chattel paper, claims, deposits, trade names, trademarks, servicemarks, logos, copyrights, goodwill, books and records and all other general intangibles specific to or used in connection with the operation of the Property, if any; and

                  (o) CONVERSION. All proceeds of the conversion, voluntary or involuntary, of any of the foregoing including, without limitation, proceeds of insurance and condemnation awards, into cash or liquidation claims;

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                  (p) OTHER RIGHTS. Any and all other rights of Borrower in and to the items set forth in Subsections (a) through (m) above.

         Section 1.2. ASSIGNMENT OF LEASES AND RENTS. Borrower hereby absolutely and unconditionally assigns to Lender Borrower's right, title and interest in and to all current and future Leases and Rents; it being intended by Borrower that this assignment constitutes a present, absolute assignment and not an assignment for additional security only. Nevertheless, subject to the terms of this Section 1.2, Section 3.7 and the Assignment of Leases and Rents, Lender grants to Borrower a revocable license to collect and receive the Rents. Borrower shall hold the Rents, or a portion thereof, sufficient to discharge all current sums due on the Debt, for use in the payment of such sums.

         Section 1.3. SECURITY AGREEMENT. This Security Instrument is both a real property mortgage and a "security agreement" within the meaning of the Uniform Commercial Code. The Property includes both real and personal property and all other rights and interests, whether tangible or intangible in nature, of Borrower in the Property. By executing and delivering this Security Instrument, Borrower hereby grants to Lender, as security for the Obligations (defined in Section 2.3), a security interest in the Property to the full extent that the Property may be subject to the Uniform Commercial Code (said portion of the Property so subject to the Uniform Commercial Code, the "Collateral").

         Section 1.4. PLEDGE OF MONIES HELD. Borrower hereby pledges to Lender, and grants to Lender a security interest in, any and all monies now or hereafter held by Lender, including, without limitation, any sums deposited in the Escrow Fund (defined in Section 3.5) and the Net Proceeds (defined in Section 4.4), as additional security for the Obligations until expended or applied as provided in this Security Instrument.

                               CONDITIONS TO GRANT

         TO HAVE AND TO HOLD the above granted and described Property unto the Lender and its successors and assigns, with power of sale in accordance with the terms and conditions hereof, for the use and benefit of Lender, and the successors and assigns of Lender, forever;

         PROVIDED, HOWEVER, these presents are upon the express condition that, if Borrower shall well and truly pay to Lender the Debt at the time and in the manner provided in the Note and this Security Instrument, shall well and truly perform the Other Obligations as set forth in this Security Instrument and shall well and truly abide by and comply with each and every covenant and condition set forth herein and in the Note, these presents and the estate hereby granted shall cease, terminate and be void.

                    ARTICLE 2 - DEBT AND OBLIGATIONS SECURED

         Section 2.1. DEBT. This Security Instrument and the grants, assignments and transfers made in Article 1 are given for the purpose of securing the following, in such order of priority as Lender may determine in its sole discretion (the "Debt"):

                  (a) the payment of the indebtedness evidenced by the Note in lawful money of the United States of America;

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

                  (b) the payment of interest at the Interest Rate (as defined in the Note), interest at the Default Interest Rate (as defined in the Note), late charges and other sums, as provided in the Note, this Security Instrument or the other Security Documents (defined in Section 3.2);

                  (c) the payment of any prepayment consideration, defeasance payment, exit fee or similar fees provided in the Note;

                  (d) the payment of all other monies agreed or provided to be paid by Borrower in the Note, this Security Instrument or the other Security Documents;

                  (e) the payment of all sums advanced pursuant to this Security Instrument to protect and preserve the Property and the lien and the security interest created hereby; and

                  (f) the payment of all sums advanced and costs and expenses incurred by Lender in connection with the Debt or any part thereof, any renewal, extension, modification, consolidation, change, substitution, replacement, restatement or increase of the Debt or any part thereof, or the acquisition or perfection of the security therefor, whether made or incurred at the request of Borrower or Lender.

         Section 2.2. OTHER OBLIGATIONS. This Security Instrument and the grants, assignments and transfers made in Article 1 are also given for the purpose of securing the following (the "Other Obligations"):

                  (a) the performance of all other obligations of Borrower contained herein;

                  (b) the performance of each obligation of Borrower contained in the Note in addition to the payment of the Debt and of Borrower and of any Guarantor (defined in Section 5.5) contained in the other Security Documents; and

                  (c) the performance of each obligation of Borrower and any Guarantor contained in any renewal, extension, modification, consolidation, change, substitution, replacement for, restatement or increase of all or any part of the Note, this Security Instrument or the other Security Documents.

         Section 2.3. DEBT AND OTHER OBLIGATIONS. Borrower's obligations for the payment of the Debt and the performance of the Other Obligations shall be referred to collectively below as the "Obligations."

         Section 2.4. PAYMENTS. Unless payments are made in the required amount in immediately available funds at the place where the Note is payable, remittances in payment of all or any part of the Debt shall not, regardless of any receipt or credit issued therefor, constitute payment until the required amount is actually received by Lender in funds immediately available at the place where the Note is payable (or any other place as Lender, in Lender's sole discretion, may have established by delivery of written notice thereof to Borrower) and shall be made and accepted subject to the condition that any check or draft may be handled for collection in accordance with the practice of the collecting bank or banks. Acceptance by Lender of any payment in an amount less than the amount then due shall be deemed an acceptance on account only, and the failure to pay the entire amount then due shall be and continue to be an Event of Default.

                         ARTICLE 3 - BORROWER COVENANTS

         Borrower covenants and agrees with Lender that:

         Section 3.1. PAYMENT OF DEBT. Borrower will pay the Debt at the time and in the manner provided in the Note and in this Security Instrument.

         Section 3.2. INCORPORATION BY REFERENCE. All the covenants, conditions and agreements contained in (a) the Note and (b) all and any of the documents now or hereafter executed by Borrower and/or others and by or in favor of Lender, which wholly or partially secure or guaranty payment of the Note or the Other Obligations or are executed and delivered in connection with the Loan (collectively, with the Note and this Security Instrument, the "Security Documents"), are hereby made a part of this Security Instrument to the same extent and with the same force as if fully set forth herein.

         Section 3.3. INSURANCE.

                  (a) Borrower shall obtain and maintain, or cause to be maintained, insurance for Borrower and the Property providing at least the following coverages:

                      (i) PROPERTY INSURANCE. Insurance with respect to the Improvements and building equipment insuring against any peril included within the classification "Special Cause of Loss" (or something referred to as "All Risks of Physical Loss"), together with a "Law and Ordinance Endorsement" if under applicable zoning provisions the use of all or any portion of the Property is or shall become a non-conforming use, in amounts at all times sufficient to prevent Lender from becoming a co-insurer within the terms of the applicable policies and under applicable law, but in any event such insurance shall be maintained in an amount equal to the full insurable value of the Improvements and building equipment, the term "full insurable value" to mean the actual replacement cost of the Improvements and building equipment (without taking into account any depreciation, and exclusive of excavations, footings and foundations, landscaping and paving) determined annually by an insurer, a recognized independent insurance broker or an independent appraiser selected and paid by Borrower and in no event less than the coverage required pursuant to the terms of any Lease. Absent such annual adjustment, each policy shall contain inflation guard coverage insuring that the policy limit will be increased over time to reflect the effect of inflation. Borrower shall also maintain insurance against loss or damage to such furniture, furnishings, fixtures, equipment and other items (whether personalty or fixtures) included in the Property and owned by Borrower from time to time, to the extent applicable, in the amount of the cost of replacing the same, in each case, with inflation guard coverage to reflect the effect of inflation, or annual valuation. Each policy or policies shall contain a replacement cost endorsement and either an agreed amount endorsement (to avoid the operation of any co-insurance provisions) or a waiver of any co-insurance provisions, all subject to Lender's approval. The maximum deductible shall be $10,000.00;

                      (ii) LIABILITY INSURANCE. Comprehensive general liability insurance, including personal injury, bodily injury, death and property damage liability, insurance against any and all claims, including all legal liability to the extent insurable and imposed upon Lender and all court costs and attorneys' fees and expenses, arising out of or connected with the possession, use, leasing, operation, maintenance or condition of the Property in such amounts as are generally available at commercially reasonable premiums and are generally required by institutional lenders for properties comparable to the Property but in no event for a combined single limit of less than $5,000,000. During any construction of the Property, Mortgagor's general contractor for such construction shall also provide the insurance required in this Section 3.3(a)(ii). Lender hereby retains the right to periodically review the amount of said liability insurance being maintained by Borrower and to require an increase in the amount of said liability insurance should Lender deem an increase to be reasonably prudent under then existing circumstances, provided such increase is commercially reasonable and reflects the amount generally required by institutional lenders for property comparable to the Property;

                      (iii) WORKERS' COMPENSATION INSURANCE. Statutory workers' compensation insurance with respect to any work on or about the Property covering all persons subject to the workers' compensation laws of the state in which the Property is located;

                      (iv) BUSINESS INTERRUPTION INSURANCE. Business interruption and/or loss of "rental income" insurance in an amount sufficient to avoid any co-insurance penalty and to provide proceeds which will cover a period of not less than eighteen (18) months from the date of casualty or loss with a six month extended period of indemnity, the term "rental income" to mean the sum of (A) the total then ascertainable Rents payable under the Leases and (B) the total ascertainable amount of all other amounts to be received by Borrower from third parties which are the legal obligation of the tenants, reduced to the extent such amounts would not be received because of operating expenses not incurred during a period of non-occupancy of that portion of the Property then not being occupied. The amount of coverage shall be adjusted annually to reflect the rents payable during the succeeding twelve (12) month period.

                      (v) BOILER AND MACHINERY INSURANCE. Broad form boiler and machinery insurance (without exclusion for explosion) covering all boilers or other pressure vessels, machinery, and equipment located in, on or about the Property and insurance against loss of occupancy or use arising from any breakdown in such amount per accident equal to the replacement value of the improvements housing the machinery or $2,000,000 or such other amount reasonably determined by Lender. If one or more large HVAC units is in operation at the Property, "System Breakdowns" coverage shall be required, as determined by Mortgagee. Minimum liability coverage per accident must equal the value of such unit(s);

                      (vi) FLOOD INSURANCE. If required by Subsection 5.6(a) hereof, flood insurance in an amount at least equal to the greater of (A) the replacement value of the Property including business interruption coverage; or
(B) the maximum insurance available under the appropriate National Flood Insurance Administration program. The deductible may not exceed $25,000;

                      (vii) During the period of any construction, renovation or alteration of the Improvements which exceeds the lesser of 10% of the principal amount of the Note or $500,000, at Lender's request, a completed value, "All Risk" or "Special Cause of Loss", as applicable, Builder's Risk form, or "Course of Construction" insurance policy in non-reporting form for any Improvements under construction, renovation or alteration in an amount approved by Lender, which amount is generally required by commercial lenders for similar property, may be required. During the period of any construction of any addition to the existing Improvements, a completed value, "All Risk" or "Special Cause of Loss", as applicable, Builder's Risk form or "Course of Construction" insurance policy in non-reporting form, in an amount approved by Lender, shall be required; and

                      (viii) OTHER INSURANCE. Such other insurance with respect to the Property or on any replacements or substitutions thereof or additions thereto as may from time to time be reasonably required by Lender against other insurable hazards or casualties which at the time are commonly insured against in the case of property similarly situated, including, without limitation, sinkhole, mine subsidence, earthquake and environmental insurance, due regard being given to the height and type of buildings, their construction, location, use and occupancy.

                  (b) All insurance provided for in Subsection 3.3(a) hereof shall be for a term of not less than one (1) year and obtained under valid and enforceable policies (the "Policies" or in the singular, the "Policy"), and shall be issued by one or more domestic primary insurer(s) having (i) a financial strength rating/claims paying ability rating (whichever term such Rating Agency utilizes to assess the financial conditions of insurers for this purpose) of not less than "AA" by Standard & Poor's Ratings Services ("S&P") unless previously approved by Lender and an equivalent credit rating by one or more credit rating agencies approved by Lender (each, a "Rating Agency"), (each such insurer shall be referred to below as a "Qualified Insurer"). All insurers providing insurance required by this Security Instrument shall be authorized to issue insurance in the state in which the Property is located. The Policy referred to in Subsection 3.3(a)(ii) above shall name Lender as an additional named insured and the Policy referred to in Subsection 3.3(a)(i), (iv), (v) and
(vi) above shall provide that all proceeds be payable to Lender as set forth in
Section 4.4 hereof. The Policies referred to in Subsections 3.3(a)(i), (v) and
(vi) shall also contain: (i) a standard "non-contributory mortgagee" endorsement or its equivalent relating, inter alia, to recovery by Lender notwithstanding the negligent or willful acts or omission of Lender, (ii) to the extent available at commercially reasonable rates, a waiver of subrogation endorsement as to Lender, and (iii) to the extent a specific deductible is not set forth in this Security Instrument, an endorsement providing for deductibles per loss of an amount not more than that which is customarily maintained by prudent owners of similar properties in the general vicinity of the Property. All Policies described in Subsection 3.3(a) above shall contain (i) a provision that such Policies shall not be cancelled or terminated, nor shall they expire, without at least thirty (30) days' prior written notice to Lender in each instance; and
(ii) include effective waivers by the insurer of all claims for Insurance Premiums (defined below) against any mortgage, loss payees, additional insureds and named insureds (other than Borrower). In the event that the Property or the Improvements constitutes a legal non-conforming use under applicable building, zoning or land use laws or ordinances, the policy shall include an ordinance or law coverage endorsement which will contain Coverage A: "Loss Due to Operation of Law" (with a minimum liability limit equal to Replacement Cost With Agreed Value Endorsement), Coverage B: "Demolition Cost" and Coverage C: "Increased Cost of Construction" coverages. Certificates of insurance with respect to all renewal and replacement Policies shall be delivered to Lender not less than thirty (30) days prior to the expiration date of any of the Policies required to be maintained hereunder which certificates shall bear notations evidencing payment of applicable premiums (the "Insurance Premiums"). Originals or certificates of such replacement

Policies shall be delivered to Lender promptly after Borrower's receipt thereof but in any case within thirty (30) days after the effective date thereof. If Borrower fails to maintain and deliver to Lender the original Policies or certificates of insurance required by this Security Instrument, upon ten (10) days' prior notice to Borrower, Lender may procure such insurance at Borrower's sole cost and expense.

                  (c) Borrower shall comply with all insurance requirements and shall not bring or keep or permit to be brought or kept any article upon any of the Property or cause or permit any condition to exist thereon which would be prohibited by an insurance requirement, or would invalidate the insurance coverage required hereunder to be maintained by Borrower on or with respect to any part of the Property pursuant to this Section 3.3 or take any action that might invalidate or give cause for cancellation of any Policy.

                  (d) The insurance coverage required under Section 3.3(a) may be effected under a blanket policy or policies covering the Property and other properties and assets not constituting a part of the security hereunder; provided that any such blanket policy shall specify, except in the case of public liability insurance, the portion of the total coverage of such policy that is allocated to the Property, and any sublimit in such blanket policy applicable to the Property, and shall in any case comply in all other respects with the requirements of this Section 3.3.

                  (e) The insurance coverage required under Subsection 3.3(a)(ii) may be satisfied by a layering of Commercial General Liability, Umbrella and Excess Liability Policies, but in no event will the Commercial General Liability policy be written for an amount less than $1,000,000 per occurrences and $2,000,000 aggregate for bodily injury and property damage liability. Lender may require umbrella coverage provided premiums for such coverage are commercially reasonably and such coverage is generally required by commercial leaders for similar property.

                  (f) The delivery to Lender of the insurance policies or the certificates of insurance as provided above shall constitute an assignment of all proceeds payable under such insurance as relating to the Property by Borrower to Lender as further security for the indebtedness secured hereby. In the event of foreclosure of this Security Instrument, or other transfer of title to the Property in extinguishment in whole or in part of the secured indebtedness, all right, title and interest of Borrower in and to all proceeds payable under such policies then in force concerning the Property shall thereupon vest in the purchaser at such foreclosure, or in Lender or other transferee in the event of such other transfer of title. Approval of any insurance by Lender shall not be a representation of the solvency of any insurer or the sufficiency of any amount of insurance.

                  (g) Lender shall not be responsible for nor incur any liability for the insolvency of the insurer or other failure of the insurer to perform, even though Lender has caused the insurance to be placed with the insurer after failure of Borrower to furnish such insurance. Borrower shall not obtain insurance for the Property in addition to that required by Lender without the prior written consent of Lender, which consent will not be unreasonably withheld provided that (i) Lender is named an additional insured on such insurance, (ii) Lender receives complete copies of all policies evidencing such insurance, and (iii) such insurance complies with all of the applicable requirements set forth herein.

         Section 3.4. PAYMENT OF TAXES, ETC. (a) Borrower shall pay by their due date all taxes, assessments, water rates, sewer rents, governmental impositions, and other charges, including, without limitation, vault charges and license fees for the use of vaults, chutes and similar areas adjoining the Land, now or hereafter levied or assessed or imposed against the Property or any part thereof (the "Taxes"), all ground rents, maintenance charges and similar charges, now or hereafter levied or assessed or imposed against the Property or any part thereof (the "Other Charges"), and all charges for utility services provided to the Property as same become due and payable provided Borrower shall not be in default hereunder as long as such Taxes and Other Charges are paid on or before the day before such Taxes or Other Charges are deemed delinquent or fees, interest or other charges accrue thereon. Borrower will deliver to Lender, promptly upon Lender's request, evidence satisfactory to Lender that the Taxes, Other Charges and utility service charges have been so paid or are not then delinquent. Borrower shall not suffer and shall promptly cause to be paid and discharged any lien or charge whatsoever which may be or become a lien or charge against the Property except for such licenses and charges which are not yet due and payable or delinquent. Except to the extent sums sufficient to pay all Taxes and Other Charges have been deposited with Lender in accordance with the terms of this Security Instrument, Borrower shall furnish to Lender paid receipts for the payment of the Taxes and Other Charges prior to the date the same shall become delinquent.

                  (b) After prior written notice to Lender, Borrower, at its own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application in whole or in part of any of the Taxes or Other Charges, provided that (i) no Event of Default has occurred and is continuing under the Note, this Security Instrument or any of the other Security Documents, (ii) Borrower is permitted to do so under the provisions of any other mortgage, deed of trust or deed to secure debt affecting the Property, if any, (iii) such proceeding shall suspend the collection of the Taxes or Other Charges from Borrower and from the Property or Borrower shall have paid all of the Taxes or Other Charges under protest, (iv) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which Borrower is subject and shall not constitute a default thereunder, (v) neither the Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, cancelled or lost, (vi) Borrower shall have set aside adequate reserves for the payment of the Taxes or Other Charges, together with all interest and penalties thereon, unless Borrower has paid all of the Taxes or Other Charges under protest, and (vii) Borrower shall have furnished the security as may be required in the proceeding, or as may be reasonably requested by Lender to insure the payment of any contested Taxes or Other Charges, together with all interest and penalties thereon, taking into consideration the amount in the Escrow Fund available for payment of Taxes or Other Charges; provided, however, after a Securitization, the amount delivered to Lender shall be equal to one hundred and twenty-five percent (125%) of the contested amount.

         Section 3.5. ESCROW FUND. Borrower shall establish with Lender an Escrow Fund (defined below) sufficient to discharge its obligations for the payment of Insurance Premiums, unless the Property is insured under a blanket policy pursuant to Section 3.3(d), and Taxes pursuant to Sections 3.3 and 3.4 hereof. Initial deposits of Taxes and Insurance Premiums shall be made by Borrower to Lender in amounts determined by Lender in its discretion on the date hereof to be held by Lender in escrow. Additionally, Borrower shall pay to Lender on the fifth day of each calendar month (a) one-twelfth of an amount which would be sufficient to pay the Taxes payable, or estimated by Lender to be payable, upon the due dates established by the appropriate taxing authority during the next ensuing twelve (12) months and (b) unless the Property is insured under a blanket policy, one-twelfth of an amount which would be sufficient to pay the Insurance Premiums due for the renewal of the coverage afforded by the Policies upon the expiration thereof (the initial deposits together with the amounts in (a) and (b) above shall be called the "Escrow Fund"). Borrower agrees to notify Lender immediately of any changes to the amounts, schedules and instructions for payment of any Taxes and Insurance Premiums of which it has obtained knowledge and authorizes Lender or its agent to obtain the bills for Taxes and Other Charges directly from the appropriate tax authority. The Escrow Fund and the payments of interest or principal, or both, payable pursuant to the Note shall be added together and shall be paid as an aggregate sum by Borrower to Lender. Provided there are sufficient amounts in the Escrow Fund and no Event of Default exists, Lender shall be obligated to pay the Taxes and Insurance Premiums as they become due on their prior to the date they become delinquent, respectively, on behalf of Borrower by applying the Escrow Fund to the payments of such Taxes and Insurance Premiums required to be made by Borrower pursuant to Sections 3.3 and 3.4 hereof. If the amount of the Escrow Fund shall exceed the amounts due for Taxes and Insurance Premiums pursuant to Sections 3.3 and 3.4 hereof, Lender shall, in its discretion, return any excess to Borrower or credit such excess against future payments to be made to the Escrow Fund. In allocating such excess, Lender may deal with the person shown on the records of Lender to be the owner of the Property. If the Escrow Fund is not sufficient to pay the items set forth in (a) and (b) above, Borrower shall promptly pay to Lender, upon demand, an amount which Lender shall reasonably estimate as sufficient to make up the deficiency. The Escrow Fund shall not constitute a trust fund and may be commingled with other monies held by Lender.

         Section 3.6. CONDEMNATION. Borrower shall promptly give Lender notice of the actual or threatened commencement of any condemnation or eminent domain proceeding and shall deliver to Lender copies of any and all papers served in connection with such proceedings. Lender may participate in any such proceedings to the extent permitted by law. Upon an Event of Default, Borrower shall deliver to Lender all instruments requested by it to permit such participation. Borrower shall, at its sole cost and expense, diligently prosecute any such proceedings, and shall consult with Lender, its attorneys and experts, and cooperate with them in the carrying on or defense of any such proceedings. Borrower shall not make any agreement in lieu of condemnation of the Property or any portion thereof without the prior written consent of Lender in each instance, which consent shall not be unreasonably withheld or delayed. Notwithstanding any taking by any public or quasi-public authority through eminent domain or otherwise (including, but not limited to any transfer made in lieu of or in anticipation of the exercise of such taking), and whether or not any award or payment made in any condemnation or eminent domain proceeding is made available to Borrower for Restoration, Borrower shall continue to pay the Debt at the time and in the manner provided for its payment in the Note and in this Security Instrument and the Debt shall not be reduced until any award or payment therefor shall have been actually received and applied by Lender, after the deduction of expenses of collection, to the reduction or discharge of the Debt without penalty for prepayment to Borrower. Lender shall not be limited to the interest paid on the award by the condemning authority but shall be entitled to receive out of the award interest at the rate or rates provided herein or in the

Note. If the Property or any portion thereof is taken by the power of eminent domain, Borrower shall promptly commence and diligently prosecute the Restoration of the Property and otherwise comply with the provisions of in accordance with Section 4.4 of this Security Instrument. If the Property is sold, through foreclosure or otherwise, prior to the receipt by Lender of the award or payment, Lender shall have the right, whether or not a deficiency judgment on the Note shall have been sought, recovered or denied, to receive the award or payment, or a portion thereof sufficient to pay the Debt.

         Section 3.7. Leases and Rents.

                  (a) Except as otherwise consented to by Lender, all Leases shall be written on a standard form of lease which shall have been approved by Lender. If Lender does not approve or disapprove a proposed Lease, within twenty
(20) days after Lender's receipt thereof, Borrower shall provide Lender with notice stating in bold print that Lender's approval or disapproval is required within ten (10) days after Lender's receipt of such notice. If Lender does not provide its approval or disapproval within said ten (10) day period, such proposed Lease shall be deemed approved. Upon request, Borrower shall furnish Lender with executed copies of all Leases. No material changes may be made to the Lender-approved standard lease without the prior written consent of Lender, which consent shall not be unreasonably withheld or delayed. If Lender does not approve or disapprove of such proposed changes, within twenty (20) days after Lender's receipt thereof, Borrower shall provide Lender with notice stating in bold print that Lender's approval or disapproval is required within ten (10) days after Lender's receipt of such notice. If Lender does not provide its approval or disapproval within said ten (10) day period, such proposed changes shall be deemed approved. Borrower may enter into a proposed Lease without Lender's prior written consent provided that such proposed Lease (i) is on the same standard form of lease which has been approved by Lender except Lender's consent will not be required for non-material, non-adverse changes, (ii) is the result of an arms-length transaction, (iii) provides for rental rates comparable to existing market rates, (iv) involves space to be leased less than ten percent (10%) of total rentable space of the Property, (v) involves a proposed tenant which is an independent third party not affiliated with the Borrower, (vi) does not contain any terms which would materially and adversely affect Lender's rights under this Security Instrument, the Note or the other Security Documents, and (vii) is not a Major Lease. For purposes hereof, a "Major Lease" shall mean any Lease (i) covering more than 20,000 square feet of rentable space of the Property, or (ii) which has a term of more than five (5) years. Moreover, for purposes of calculating the 20,000 square footage test in the immediately preceding sentence, Lender may, in Lender's sole discretion, aggregate any and all Leases to affiliated entities to determine whether such Leases should be treated as one or more Major Lease.

                  (b) Borrower (i) shall observe and perform all the obligations imposed upon the lessor under the Leases if the failure to perform or observe the same would materially and adversely affect the value of the Property taken as a whole and shall not do or permit to be done anything to materially impair the value of the Leases as security for the Debt; (ii) shall promptly send copies to Lender of all notices of default which Borrower shall send or receive thereunder; (iii) shall enforce in a commercially reasonable manner all of the terms, covenants and conditions contained in the Leases upon the part of the lessee thereunder to be observed or performed; (iv) shall not collect any of the Rents more than one (1) month in advance (provided that a security deposit shall not be deemed rent collected in advance); (v) shall not execute any other assignment of the lessor's interest in the Leases or the Rents; (vi) shall not (A) materially and adversely alter, modify or change the terms of the Leases with respect to the obligations or duties of the parties without the prior written consent of Lender, which consent shall not be unreasonably withheld or delayed if the alteration, modification or change does not materially and adversely affect the value of the Property taken as a whole and provided further that such Lease, as altered, modified or changed, is otherwise in compliance with the requirements of this Security Instrument, provided that, if Lender does not approve or disapprove of such proposed changes, within twenty (20) days after Lender's receipt thereof, Borrower shall provide Lender with notice stating in bold print that Lender's approval or disapproval is required within ten (10) days after Lender's receipt of such notice, and if Lender does not provide its approval or disapproval within said ten (10) day period, such proposed changes shall be deemed approved, or (B) cancel or terminate any Lease (except for defaults thereunder) of more than ten (10%) percent of the rentable space of the Property or accept a surrender thereof or convey or transfer or suffer or permit a conveyance or transfer of the Land or of any interest therein so as to effect a merger of the estates and rights of, or a termination or diminution of the obligations of, lessees thereunder; (vii) shall not alter, modify or change the terms of any guaranty, letter of credit or other credit support with respect to the Leases (the "Lease Guaranty") or cancel or terminate such Lease Guaranty without the prior written consent of Lender; and (viii) shall not consent to any assignment of or subletting under the Leases not in accordance with their terms, without the prior written consent of Lender, provided that, if Lender does not approve or disapprove of such proposed assignment or subletting, within twenty (20) days after Lender's receipt thereof, Borrower shall provide Lender with notice stating in bold print that Lender's approval or disapproval is required within ten (10) days after Lender's receipt of such notice, and if Lender does not provide its approval or disapproval within said ten (10) day period, such proposed assignment or subletting shall be deemed approved.

         Section 3.8. MAINTENANCE OF PROPERTY. Borrower shall cause the Property to be maintained in a good and safe condition and repair. The Improvements and the Personal Property shall not be removed, demolished or materially altered (except for normal replacement of the Personal Property or tenant upfits as required under the Lease) without the prior written consent of Lender, which shall not be unreasonably withheld or delayed. Borrower shall promptly repair, replace or rebuild any part of the Property which may be destroyed by any casualty, or become damaged, worn or dilapidated or which may be affected by any proceeding of the character referred to in Section 3.6 hereof and shall complete and pay for any structure at any time in the process of construction or repair on the Land. Borrower shall not initiate, join in, acquiesce in, or consent to any change in any private restrictive covenant (unless such change results in the removal of the restrictive covenants imposed on the Property at the request of Lowe's Inc.), zoning law or other public or private restriction, limiting or defining the uses which may be made of the Property or any part thereof. If under applicable zoning provisions the use of all or any portion of the Property is or shall become a nonconforming use, Borrower will not cause or permit the nonconforming use or Improvement to be discontinued or abandoned without the express written consent of Lender.

         Section 3.9. WASTE. Borrower shall not commit or suffer any waste of the Property or make any change in the use of the Property which will in any way materially increase the risk of fire or other hazard arising out of the operation of the Property, or take any action that might invalidate or give cause for cancellation of any Policy, or do or permit to be done thereon anything that may in any way impair the value of the Property or the security of this Security Instrument. Borrower will not, without the prior written consent of Lender, permit any drilling or exploration for or extraction, removal, or production of any minerals from the surface or the subsurface of the Land, regardless of the depth thereof or the method of mining or extraction thereof.

         Section 3.10. COMPLIANCE WITH LAWS.

                  (a) Borrower shall promptly comply with all existing and future federal, state and local laws, orders, ordinances, governmental rules and regulations or court orders affecting the Property, or the use thereof including, but not limited to, the Americans with Disabilities Act ("ADA") (collectively, "Applicable Law").

                  (b) Borrower shall from time to time, upon Lender's request, provide Lender with evidence reasonably satisfactory to Lender that the Property complies with all Applicable Laws or is exempt from compliance with Applicable Laws.

                  (c) Notwithstanding any provisions set forth herein or in any document regarding Lender's approval of alterations of the Property, Borrower shall not alter the Property in any manner which would (i) materially increase Borrower's responsibilities for compliance with Applicable Laws, (ii) materially and adversely affect (x) Borrower's financial condition, (y) the value of the Property or (z) the operating income from the Property, without the prior written approval of Lender, which shall not be unreasonably withheld or delayed. Lender's approval of the plans, specifications, or working drawings for alterations of the Property shall create no responsibility or liability on behalf of Lender for their completeness, design, sufficiency or their compliance with Applicable Laws. The foregoing shall apply to tenant improvements constructed by Borrower or by any of its tenants. Lender may condition any such approval upon receipt of a certificate of compliance with Applicable Laws from an independent architect, engineer, or other person acceptable to Lender.

                  (d) Borrower shall give prompt notice to Lender of the receipt by Borrower of any notice related to a violation of any Applicable Laws and of the commencement of any proceedings or investigations which relate to compliance with Applicable Laws.

                  (e) After prior written notice to Lender, Borrower, at its own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the Applicable Laws affecting the Property, provided that (i) no Event of Default has occurred and is continuing under the Note, this Security Instrument or any of the Other Security Documents; (ii) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which Borrower is subject and shall not constitute a default thereunder; (iii) neither the Property nor any part thereof or interest therein nor any of the tenants or occupants thereof shall be affected in any material adverse way as a result of such proceeding; (iv) Borrower shall have furnished to Lender all other items reasonably requested by Lender; and (v) Borrower shall have furnished to Lender additional security in respect of the claim being contested or the loss or damage that may result from Borrower's failure to prevail in such contest in an amount as may be reasonably requested by

Lender in light of the risk associated with such contest; provided, however, after a Securitization, the amount delivered to Lender shall be equal to but no more than one hundred and twenty-five percent (125%) of the contested amount.

         Section 3.11. BOOKS AND RECORDS. (a) Borrower shall keep, and shall cause Guarantors and Indemnitors to keep, adequate books and records of account in accordance with generally accepted accounting principles:

                  (i) quarterly certified rent rolls signed and dated by Borrower, detailing the names of all tenants of the Improvements, the portion of Improvements occupied by each tenant, the base rent and any other charges payable under each Lease and the term of each Lease, including the expiration date, and any other information as is reasonably required by Lender, within forty-five (45) days after the end of each fiscal quarter;

                  (ii) a quarterly operating statement of the Property detailing the total revenues received, total expenses incurred, total cost of all capital improvements, total debt service and total cash flow, together with a balance sheet for such quarter, to be prepared and certified by Borrower in a form acceptable to by Lender, and if available, any quarterly operating statement and/or balance sheet prepared by an independent certified public accountant within forty-five (45) days after the close of each fiscal quarter.

                  (iii) an annual balance sheet and profit and loss statement of Borrower, any Guarantors and any Indemnitors, in a form acceptable to by Lender, prepared and certified by the respective Borrower, Guarantor and/or Indemnitor, as applicable, within ninety (90) days after the close of each fiscal year;

                  (iv) an annual certified rent roll presented on a quarterly basis consistent with the quarterly certified rent rolls described above within ninety (90) days after the close of each fiscal year;

                  (v) an annual operating budget presented on a monthly basis consistent with the annual operating statement described above for the Property and all proposed capital replacements and improvements at least thirty (30) days prior to the start of each calendar year; and

                  (vi) such other financial statements, including monthly operating statements and rent rolls, as Lender may reasonably request.

         (b) Upon reasonable request from Lender, Borrower shall furnish to
Lender:

                  (i) a property management report for the Property, showing the number of inquiries made and/or rental applications received from tenants or prospective tenants and deposits received from tenants and any other information requested by Lender, in reasonable detail and certified by Borrower under penalty of perjury to be true and complete, but no more frequently than quarterly; and

                  (ii) an accounting of all security deposits held in connection with any Lease of any part of the Property, including the name and identification number of the accounts in which such security deposits are held, the name and address of the financial institutions in which such security deposits are held and the name of the person to contact at such financial institution, along with any authority or release necessary for Lender to obtain information regarding such accounts directly from such financial institutions.

         (c) Borrower shall furnish, and shall cause any Guarantor and Indemnitor to furnish, Lender with such other additional financial or management information as may, from time to time, be reasonably required by Lender in form and substance satisfactory to Lender.

         (d) In the event (i) Borrower fails to timely provide any of the reports, information, statements or other materials referred to above for ten
(10) days after written demand from Lender, or (ii) Borrower knowingly delivers reports, information, statements or other materials that are inaccurate or false in any material respect, or (iii) Borrower fails to permit Lender or its representatives to inspect such party's books and records within five (5) days of Lender's request (which may be made no more than once per quarter unless there is an Event of Default, in which case there shall be no limitation on the number or frequency of such requests), then for so long as each such occurrence described in the foregoing clauses (i) through (iii) exists (each, a "Data Failure") and in addition to Lender's other remedies hereunder and in the other Security Documents, Borrower shall be obligated (x) to pay at the start of each week for the first ten (10) weeks that any Data Failure exists, a data failure fee in the amount of One Thousand Dollars ($1,000) per week, which amount shall be immediately due and payable to Lender; and (y) to pay, in the event that a Data Failure has previously occurred ten (10) times while the Loan is outstanding, a fee equal to the greater of 0.25% of the outstanding principal balance of the loan or Fifty Thousand Dollars ($50,000) for the next Data Failure; provided, further, in the event a Data Failure occurs on twelve (12) occasions, the Borrower acknowledges and agrees that the occurrence of Data Failures on a repeated basis shall cause Lender to suffer costs and damages that are difficult, if not impossible, to measure, and as such, notwithstanding anything to the contrary set forth herein, in addition to payment of the foregoing fee, Borrower acknowledges that the next Data Failure shall constitute a material breach of this Security Instrument and Lender shall have the right, at its option, to immediately exercise any and all remedies available to Lender under the terms of the Security Documents without any further notice, grace or cure period.

         Section 3.12. PAYMENT FOR LABOR AND MATERIALS. Borrower will promptly pay when due all bills and costs for labor, materials, and specifically fabricated materials incurred in connection with the Property and never permit to exist beyond the due date thereof in respect of the Property or any part thereof any lien or security interest, even though inferior to the liens and the security interests hereof, and in any event never permit to be created or exist in respect of the Property or any part thereof any other or additional lien or security interest other than the liens or security interests hereof, except for the Permitted Exceptions (defined in Section 5.1).

         Section 3.13. PERFORMANCE OF OTHER AGREEMENTS. Borrower shall observe and perform each and every term to be observed or performed by Borrower pursuant to the terms of any agreement or recorded instrument affecting or pertaining to the Property.

         Section 3.14. CHANGE OF NAME, IDENTITY OR STRUCTURE. Subject to transfers permitted pursuant to Section 8.1 and 8.2 of this Security Agreement, Borrower will not change

Borrower's name, identity (including its trade name or names) or, if not an individual, Borrower's corporate, partnership or other structure without notifying the Lender of such change in writing at least thirty (30) days prior to the effective date of such change and, in the case of a change in Borrower's structure, without first obtaining the prior written consent of the Lender.

         Section 3.15. EXISTENCE. Borrower will continuously maintain (a) its existence and shall not dissolve or permit its dissolution, (b) its rights to do business in the state where the Property is located and (c) its franchises and trade names.

                         ARTICLE 4 - SPECIAL COVENANTS

         Borrower covenants and agrees with Lender that:

         Section 4.1. PROPERTY USE. The Property shall be used only as a Shopping Center for retail and office space and such activities generally undertaken in connection with those businesses and for no other use without the prior written consent of Lender, which consent shall not be unreasonably withheld or delayed.

         Section 4.2. ERISA. It shall not engage in any transaction which would cause any obligation, or action taken or to be taken, hereunder (or the exercise by Lender of any of its rights under the Note, this Security Instrument and the other Security Documents) to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

                  (a) Borrower further covenants and agrees to deliver to Lender such certifications or other evidence from time to time throughout the term of this Security Instrument, as requested by Lender in its sole discretion, that
(i) Borrower is not an "employee benefit plan" as defined in Section 3(32) of ERISA, which is subject to Title I of ERISA, or a "governmental plan" within the meaning of Section 3(32) of ERISA; (ii) Borrower is not subject to state statutes regulating investments and fiduciary obligations with respect to governmental plans; and (iii) one or more of the following circumstances is true:

                           (A) Equity interests in Borrower are publicly offered securities, within the meaning of 29 C.F.R.ss. 2510.3-101(b)(2);

                           (B) Less than 25 percent of each outstanding class of equity interests in Borrower are held by "benefit plan investors" within the meaning of 29 C.F.R.ss. 2510.3-101(f)(2); or

                           (C) Borrower qualifies as an "operating company" or a "real estate operating company" within the meaning of 29 C.F.R. ss. 2510.3-101(c) or (e) or an investment company registered under The Investment Company Act of 1940.

         Section 4.3. SINGLE PURPOSE ENTITY.

                  (a) Borrower represents and warrants it has not at any time since its formation, and further covenants that it shall not at any time when the Loan is outstanding:

                      (i) engage in any business or activity other than the ownership, operation and maintenance of the Property, and activities incidental thereto;

                      (ii) acquire or own any assets other than (A) the Property, and (B) such incidental Personal Property as may be necessary for the operation of the Property;

                      (iii) merge into or consolidate with any person or entity or dissolve, wind-up, terminate or liquidate in whole or in part, transfer or otherwise dispose of all or substantially all of its assets or change its legal structure;

                      (iv) fail to preserve its existence as an entity duly organized, validly existing and in good standing (if applicable) under the laws of the jurisdiction of its organization or formation, amend, modify, terminate or fail to comply with the single purpose entity provisions contained in Borrower's Partnership Agreement, Articles or Certificate of Incorporation, Operating Agreement or similar organizational documents, as the case may be, as same may be further amended or supplemented;

                      (v) own any subsidiary or make any investment in, any person or entity without the consent of Lender;

                      (vi) commingle its assets with the assets of any other person or entity;

                      (vii) incur any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than (A) the Debt and
(B) customary unsecured trade payables incurred in the ordinary course of business relating to the ownership and operation of the Property, provided the same (x) do not exceed, in the aggregate, at any time a maximum amount of two percent (2%) of the outstanding Loan Amount; and (y) are paid within sixty (60) days of the date incurred;

                      (viii) fail to maintain its records, books of account, bank accounts, financial statements, accounting records and other entity documents separate and apart from those of any other person or entity;

                      (ix) enter into any contract or agreement with any general partner, member, shareholder, principal or affiliate of Borrower, Guarantor or Indemnitor, or any general partner, member, principal or affiliate thereof, except upon terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arms-length basis with third parties other than any general partner, member, shareholder, principal or affiliate of Borrower, Guarantor or Indemnitor, or any general partner, member, principal or affiliate thereof;

                      (x) maintain its assets in such a manner that it will be costly or difficult to segregate, ascertain or identify its individual assets from those of any general partner, member, shareholder, principal or affiliate of Borrower, or any general partner, member, shareholder, principal or affiliate thereof or any other person or entity;

                      (xi) assume or guaranty the debts of any other entity or person, hold itself out to be responsible for the debts of another person, or otherwise pledge its assets for the benefit of any other person or entity or hold out its credit as being available to satisfy the obligations of any other person or entity;

                      (xii) make any loans or advances to any third party, including any general partner, member, shareholder, principal or affiliate of Borrower, or any general partner, principal or affiliate thereof;

                      (xiii) fail to file its own tax returns;

                      (xiv) fail either to hold itself out to the public as a legal entity separate and distinct from any other entity or person or to conduct its business solely in its own name or fail to correct any known misunderstanding regarding its separate identity;

                      (xv) fail to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations;

                      (xvi) without the unanimous written consent of all Borrower's partners or members, as applicable and the written consent of 100% of the members of the board of directors of the SPE Member, including without limitation the Independent Director: (a) file or consent to the filing of any petition, either voluntary or involuntary, to take advantage of any applicable insolvency, bankruptcy, liquidation or reorganization statute; (b) seek or consent to the appointment of a receiver, liquidator or any similar official; or
(c) make an assignment for the benefit of creditors;

                      (xvii) fail to allocate shared expenses (including, without limitation, shared office space) and to use separate stationery, invoices and checks;

                      (xviii) fail to pay (or cause the manager of the Property to pay on behalf of the Borrower) its own liabilities (including, without limitation, salaries of its own employees) from its own funds; and

                      (xix) acquire obligations or securities of its partners, members or shareholders, as applicable.

                  (b) If Borrower is a limited partnership or a limited liability company, each general partner in the case of a partnership or at least one member in the case of a limited liability company (the "SPE Member") of Borrower, as applicable, shall be a corporation whose sole asset is its interest in Borrower and each SPE Member (i) will at all times comply with each of the covenants, terms and provisions contained in Section 4.3(a)(iii) - (vi) and
(viii) - (xix), as if such representation, warranty or covenant were made directly by such SPE Member; (ii) will not engage any business or activity other than owning an interest in Borrower, (iii) will not acquire or own any assets other than its partnership, membership, or other equity interest in Borrower,
(iv) will not incur any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation) other than unsecured trade payables incurred in the ordinary course of business related to the ownership of an interest in Borrower that (x) do not exceed, in the aggregate, at any one time $10,000, and (y) are paid within sixty (60) days after the date incurred; and (v) will cause the respective Borrower to comply with the provisions of this Section 4.3.

                  (c) Borrower shall at all times cause there to be at least one duly appointed member of the board of directors (an "Independent Director") of the SPE Member reasonably satisfactory to Lender who shall not have been at the time of such individual's initial appointment, and may not have been at any time during the preceding five years, and shall not be at any time while serving as a director of the SPE Member either (i) a shareholder of, or an officer, director, partner or employee of, Borrower or SPE Member or any of their respective shareholders, partners, members, subsidiaries or affiliates, (ii) a customer of, or supplier to, Borrower or SPE Member or any of their respective shareholders, partners, members, subsidiaries or affiliates, (iii) a person or other entity controlling or under common control with any such shareholder, officer, director, partner, member, employee, supplier or customer, or (iv) a member of the immediate family of any such shareholder, officer, director, partner, member, employee, supplier or customer. As used herein, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policy of a person or entity, whether through ownership of voting securities, by contract or otherwise.

                  (d) Borrower shall not cause or permit the board of directors of the SPE Member to take any action which, under the terms of any certificate of incorporation, bylaws or any voting trust agreement with respect to any common stock, requires a vote of the board of directors of the SPE Member unless at the time of such action there shall be at least one member of the board of directors who is an Independent Director.

                  (e) Borrower shall not permit Guarantor to incur any debt (including guaranteeing any obligation) which is secured by a pledge of Guarantor's membership or other equity interests in Borrower or SPE Member.

                  (f) Borrower acknowledges and agrees that covenants, representations and warranties set forth in certain certificates being delivered in connection with the nonconsolidation opinion given by Kennedy Covington Lodbell & Hickman, L.L.P. in connection with the Loan (the "Certificates"), as well as the assumptions contained in said opinion, are true, complete and correct. Borrower further acknowledges that Lender is intended to be a third party beneficiary of the Certificates. Any material breach of any of the covenants, representations or warranties set forth in the Certificates or any material inaccuracy of any of the assumptions in the nonconsolidation opinion referenced herein shall be an Event of Default under this Security Instrument.

         Section 4.4. RESTORATION AFTER CASUALTY/CONDEMNATION. In the event of a casualty or a taking by eminent domain, Borrower shall give Lender prompt notice of such damage and the following provisions shall apply in connection with the repair and restoration ("Restoration) of the Property:

                  (a) If (i) the Net Proceeds (defined below) do not exceed $250,000 ("Casualty Amount"); (ii) the costs of completing the Restoration as reasonably estimated by Borrower shall be less than or equal to the Casualty Amount; (iii) no Event of Default shall have occurred and be continuing under the Note, this Security Instrument or any of the other Security Documents;

(iv) the Property and the use thereof after the Restoration will be in compliance with, and permitted under, all applicable zoning laws, ordinances, rules and regulations (including, without limitation, all applicable Environmental Laws (defined in Section 12.1); and (v) such fire or other casualty or taking, as applicable, does not materially impair access to the Property or the Improvements, then the Net Proceeds will be disbursed directly to Borrower and Borrower shall commence and diligently prosecute to completion, subject to Force Majeure (defined herein), the Restoration of the Property to as nearly as possible the condition it was in immediately prior to such fire or other casualty or to such taking. Except upon the occurrence and continuance of an Event of Default, Borrower shall settle any insurance claims with respect to the Net Proceeds which in the aggregate are less than or equal to the Casualty Amount. Lender shall have the right to participate in and reasonably approve any settlement for insurance claims with respect to the Net Proceeds which in the aggregate are equal to or greater than the Casualty Amount, provided that Lender's approval shall not be unreasonably withheld or delayed. If an Event of Default shall have occurred and be continuing, Borrower hereby irrevocably empowers Lender, in the name of Borrower as its true and lawful attorney-in-fact, to file and prosecute such claim and to collect and to make receipt for any such payment. If the Net Proceeds are received by Borrower, such Net Proceeds shall, until the completion of the related work, be held in trust for Lender and shall be segregated from other funds of Borrower to be used to pay for the cost of the Restoration in accordance with the terms hereof.

                  (b) If the Net Proceeds are greater than the Casualty Amount, such Net Proceeds shall, subject to the provisions of the Leases that are superior to the lien of this Security Instrument or with respect to which subordination, non-disturbance agreements binding upon Lender have entered into concerning the deposits of Net Proceeds, be forthwith paid to Lender to be held by Lender in a segregated account to be made available to Borrower for the Restoration in accordance with the provisions of this Subsection 4.4(b). Borrower shall commence and diligently prosecute to completion, subject to Force Majeure (defined below), the Restoration (in the case of a taking, to the extent the Property is capable of being restored). The term "Net Proceeds" for purposes of this Section 4.4 shall mean: (i) the net amount of all insurance proceeds received by Lender under the Policies carried pursuant to Subsections 3.3(a)(i),
(iv), (v), (vi) and (vii) of this Security Instrument as a result of such damage or destruction, after deduction of its reasonable costs and expenses (including, but not limited to reasonable counsel fees), if any, in collecting the same, or
(ii) the net amount of all awards and payments received by Lender with respect to a taking referenced in Section 3.6 of this Security Instrument, after deduction of its reasonable costs and expenses (including, but not limited to reasonable counsel fees), if any, in collecting the same, whichever the case may be. The term "Force Majeure" for the purpose of this Section 4.4 shall have the following meaning: Borrower shall be excused for the period of any delay in the performance of any obligations hereunder when prevented from so doing by cause or causes beyond Borrower's control such as, without limitation, all labor disputes, civil commotion, war, war-like operations, invasion, rebellion, hostilities, military or usurped power, sabotage, governmental regulations or controls, fire or other casualty, inability to obtain any materials or services, and acts of God.

                  (c) If the Net Proceeds are greater than the Casualty Amount, the Net Proceeds shall be made available to Borrower for payment of, or reimbursement of Borrower's expenses in connection with, the Restoration, subject to the following conditions:

                      (i) no Event of Default shall have occurred and be continuing under the Note, this Security Instrument or any of the other Security Documents;

                      (ii) Lender shall, within a reasonable period of time prior to request for initial disbursement, be furnished with an estimate of the cost of the Restoration accompanied by an independent architect's certification as to such costs and appropriate plans and specifications for the Restoration;

                      (iii) the Net Proceeds, together with any cash or cash equivalent deposited by Borrower with Lender, are sufficient to cover the cost of the Restoration as such costs are certified by the independent architect;

                      (iv) either (1) in the event that the Net Proceeds are insurance proceeds, less than fifty percent (50%) of the total floor area of the Improvements has been damaged or destroyed, or rendered unusable as a result of such fire or other casualty; or (2) in the event that the Net Proceeds are condemnation awards, less than fifty percent (50%) of the Land constituting the Property is taken, such Land that is taken is located along the perimeter or periphery of the Property and no portion of the Improvements is located in such Lands;

                      (v) Lender shall be satisfied that any operating deficits, including all scheduled payments of principal and interest under the Note which will be incurred with respect to the Property as a result of the occurrence of any such fire or other casualty or taking, whichever the case may be, will be covered out of (1) the Net Proceeds, or (2) other funds of Borrower;

                      (vi) Lender shall be satisfied that, upon the completion of the Restoration and related lease-up, if applicable, the Property will be able to operate at a Debt Service Coverage Ratio (as defined in that certain Collateral Reserve Agreement between Borrower and Lender of even date herewith) of not less than the greater of: (A) 1.20:1.00; and (B) the average of the Debt Service Coverage Ratios for each of the six (6) consecutive three (3) month periods, the last of which ends on the last day of the month before the casualty occurred.

                      (vii) the Restoration can reasonably be completed on or before the earliest to occur of (1) six (6) months prior to the Maturity Date (as defined in the Note), (2) the earliest date required for such completion under the terms of any Lease, and (3) such time as may be required under applicable zoning law, ordinance, rule or regulation in order to repair and restore the Property to as nearly as possible the condition it was in immediately prior to such fire or other casualty or to such taking, as applicable;

                      (viii) the Property and the use thereof after the Restoration will be in compliance with, and permitted under, all applicable zoning laws, ordinances, rules and regulations (including, without limitation, all applicable Environmental Laws); and

                      (ix) such fire or other casualty or taking, as applicable, does not materially impair access to the Property or the Improvements.

                  (d) If the Net Proceeds are greater than the Casualty Amount, the Net Proceeds shall be held by Lender and, until disbursed in accordance with the provisions of this Subsection 4.4, shall constitute additional security for the Obligations. The Net Proceeds other than the Net Proceeds paid under the Policy described in Subsection 3.3(a)(iv) hereof shall be disbursed by Lender to, or as directed by, Borrower from time to time during the course of the Restoration, upon receipt of evidence satisfactory to Lender that (A) all materials installed and work and labor performed (except to the extent that they are to be paid for out of the requested disbursement) in connection with the Restoration have been paid for in full, and (B) there exist no notices of pendency, stop orders, mechanic's or materialman's liens or notices of intention to file same, or any other liens or encumbrances of any nature whatsoever on the Property arising out of the Restoration which have not either been fully bonded and discharged of record or in the alternative fully insured to the satisfaction of Lender by the title company insuring the lien of this Security Instrument.

                  (e) Lender shall have the use of the plans and specifications and all permits, licenses and approvals required or obtained in connection with the Restoration. The identity of the contractors, subcontractors and materialmen engaged in the Restoration, as well as the contracts under which they have been engaged, shall be subject to prior review and acceptance by Lender and an independent consulting engineer selected by Lender (the "Casualty Consultant"), such acceptance not to be unreasonably withheld or delayed. All costs and expenses incurred by Lender in connection with making the Net Proceeds available for the Restoration including, without limitation, reasonable counsel fees and disbursements and the Casualty Consultant's fees, shall be paid by Borrower.

                  (f) In no event shall Lender be obligated to make disbursements of the Net Proceeds in excess of an amount equal to the costs actually incurred from time to time for work in place as part of the Restoration, as certified by the Casualty Consultant, minus the Casualty Retainage. The term "Casualty Retainage" as used in this Subsection 4.4 shall mean an amount equal to 10% of the costs actually incurred for work in place as part of the Restoration, as certified by the Casualty Consultant, until such time as the Casualty Consultant certifies to Lender that 50% of the required Restoration has been completed. There shall be no Casualty Retainage with respect to costs actually incurred by Borrower for work in place in completing the last 50% of the required Restoration. The Casualty Retainage shall in no event, and notwithstanding anything to the contrary set forth above in this Subsection 4.4, be less than the amount actually held back by Borrower from contractors, subcontractors and materialmen engaged in the Restoration. The Casualty Retainage shall not be released until the Casualty Consultant certifies to Lender that the Restoration has been completed in accordance with the provisions of this Subsection 4.4 and that all approvals necessary for the re-occupancy and use of the Property have been obtained from all appropriate governmental and quasi-governmental authorities, and Lender receives evidence satisfactory to Lender that the costs of the Restoration have been paid in full or will be paid in full out of the Casualty Retainage, provided, however, that Lender will release the portion of the Casualty Retainage being held with respect to any contractor, subcontractor or materialman engaged in the Restoration as of the date upon which the Casualty Consultant certifies to Lender that the contractor, subcontractor or materialman has satisfactorily completed all work and has supplied all materials in accordance with the provisions of the contractor's, subcontractor's or materialman's contract, and the contractor, subcontractor or materialman delivers the lien waivers and evidence of payment in full of all sums due to the contractor, subcontractor or materialman as may be reasonably requested by Lender or by the title company insuring the lien of this Security Instrument. If required by Lender, the release of any such portion of the Casualty Retainage shall be approved by the surety company, if any, which has issued a payment or performance bond with respect to the contractor, subcontractor or materialman.

                  (g) Lender shall not be obligated to make disbursements of the Net Proceeds more frequently than once every calendar month.

                  (h) If at any time the Net Proceeds or the undisbursed balance thereof shall not, in the opinion of Lender, be sufficient to pay in full the balance of the costs which are estimated by the Casualty Consultant to be incurred in connection with the completion of the Restoration, Borrower shall deposit the deficiency (the "Net Proceeds Deficiency") with Lender before any further disbursement of the Net Proceeds shall be made. The Net Proceeds Deficiency deposited with Lender shall be held by Lender and shall be disbursed for costs actually incurred in connection with the Restoration on the same conditions applicable to the disbursement of the Net Proceeds, and until so disbursed pursuant to this Subsection 4.4 shall constitute additional security for the Obligations.

                  (i) The excess, if any, of the Net Proceeds and the remaining balance, if any, of the Net Proceeds Deficiency deposited with Lender after the Casualty Consultant certifies to Lender that the Restoration has been completed in accordance with the provisions of this Subsection 4.4, and the receipt by Lender of evidence satisfactory to Lender that all costs incurred in connection with the Restoration have been paid in full, shall be remitted by Lender to Borrower, provided no Event of Default shall have occurred and shall be continuing under the Note, this Security Instrument or any of the other Security Documents.

                  (j) All Net Proceeds not required (i) to be made available for the Restoration or (ii) to be returned to Borrower as excess Net Proceeds pursuant to Subsection 4.4(i) above shall be retained and applied by Lender toward the payment of the Debt whether or not then due and payable in such order, priority and proportions as Lender in its discretion shall deem proper or, at the discretion of Lender, the same shall be paid, either in whole or in part, to Borrower. If Lender shall receive and retain Net Proceeds, the lien of this Security Instrument shall be reduced only by the amount received and retained by Lender and actually applied by Lender in reduction of the Debt provided Borrower shall not be subject to prepayment penalty or defeasance fee for such involuntary prepayment of the debt.

                   ARTICLE 5 - REPRESENTATIONS AND WARRANTIES

         Borrower represents and warrants to Lender that:

         Section 5.1. WARRANTY OF TITLE. Borrower has good and marketable fee title or leasehold interest, as applicable to the Property and has the right to mortgage, grant, bargain, sell, pledge, assign, warrant, transfer and convey the same and that Borrower possesses an unencumbered fee simple absolute estate or leasehold interest, as applicable in the Land and the Improvements and that it owns the Property free and clear of all liens, encumbrances and charges whatsoever except for those exceptions shown in the title insurance policy insuring the lien of this Security Instrument (the "Permitted Exceptions"). The Permitted Exceptions do not materially interfere with or diminish (i) the value of the Property, (ii) Borrower's ability to pay the Debt, (iii) the use or operation of the Property, or (iv) the validity of the security intended to be provided by this Security Instrument. Borrower shall forever warrant, defend and preserve the title and the validity and priority of the lien of this Security Instrument and shall forever warrant and defend the same to Lender against the claims of all persons whomsoever. Upon the recordation of this Security Instrument and the filing of a UCC Financing Statement in the office of the Secretary of State for the state where the Property is located, the Lender will have a first priority perfected security interest in all personal property owned by Borrower.

         Section 5.2. AUTHORITY. Borrower (and the undersigned representative of Borrower, if any) has full power, authority and legal right to execute this Security Instrument, and to mortgage, grant, bargain, sell, pledge, assign, warrant, transfer and convey the Property pursuant to the terms hereof and to keep and observe all of the terms of this Security Instrument on Borrower's part to be performed.

         Section 5.3. LEGAL STATUS AND AUTHORITY. Borrower (a) is duly organized, validly existing and in good standing under the laws of its state of organization or incorporation; (b) is duly qualified to transact business and is in good standing in the State of South Carolina; and (c) has all necessary approvals, governmental and otherwise, and full power and authority to own the Property and carry on its business as now conducted and proposed to be conducted. Borrower now has and shall continue to have the full right, power and authority to operate and lease the Property, to encumber the Property as provided herein and to perform all of the other obligations to be performed by Borrower under the Note, this Security Instrument and the other Security Documents.

         Section 5.4. VALIDITY OF DOCUMENTS. (a) The execution, delivery and performance of the Note, this Security Instrument and the other Security Documents and the borrowing evidenced by the Note (i) are within the power and authority of Borrower; (ii) have been authorized by all requisite organizational action; (iii) have received all necessary approvals and consents, corporate, governmental or otherwise; (iv) will not violate, conflict with, result in a breach of or constitute (with notice or lapse of time, or both) a default under any provision of law (including, without limitation, any usury laws), any order or judgment of any court or governmental authority, the articles of incorporation, by-laws, partnership or operating agreement, or other governing instrument of Borrower, or any indenture, agreement or other instrument to which Borrower is a party or by which it or any of its assets or the Property is or may be bound or affected; (v) will not result in the creation or imposition of any lien, charge or encumbrance whatsoever upon any of its assets, except the lien and security interest created hereby; and (vi) will not require any authorization or license from, or any filing with, any governmental or other body (except for the recordation of this instrument in appropriate land records in the State where the Property is located and except for Uniform Commercial Code filings relating to the security interest created hereby), and (b) the Note, this Security Instrument and the other Security Documents constitute the legal, valid and binding obligations of Borrower.

         Section 5.5. LITIGATION. There is no action, suit or proceeding, judicial, administrative or otherwise (including any condemnation or similar proceeding), pending or, to the best of

Borrower's knowledge, threatened or contemplated against Borrower, any person guaranteeing the payment of the Debt or any portion thereof or performance by Borrower of any terms of this Security Instrument (a "Guarantor"), if any, an Indemnitor (defined in Subsection 10.1(c)), if any, or against or affecting the Property that (a) has not been disclosed to Lender which would have a material, adverse effect on the Property or Borrower's, any Guarantor's or any Indemnitor's ability to perform its obligations under the Note, this Security Instrument or the other Security Documents, or (b) is not adequately covered by insurance, each as determined by Lender in its sole and absolute discretion.

         Section 5.6. STATUS OF PROPERTY. (a) No portion of the Improvements is located in an area identified by the Secretary of Housing and Urban Development or any successor thereto as an area having special flood hazards pursuant to the National Flood Insurance Act of 1968 or the Flood Disaster Protection Act of 1973, or the National Flood Insurance Reform Act of 1994, as each may be amended, or any successor law, or, if any portion of the Improvements is now or at any time in the future located within any such area, Borrower has obtained and will maintain the insurance prescribed in Section 3.3 hereof.

                  (b) Borrower has obtained all necessary certificates, licenses and other approvals, governmental and otherwise, necessary for the operation of the Property and the conduct of its business and all required zoning, building code, land use, environmental and other similar permits or approvals, all of which are in full force and effect as of the date hereof and not subject to revocation, suspension, forfeiture or modification.

                  (c) The Property and the present and contemplated use and occupancy thereof are in full compliance with all Applicable Laws, including, without limitation, zoning ordinances, building codes, land use and Environmental Laws, laws relating to the disabled (including but not limited to, the ADA) and other similar laws.

                  (d) The Property is served by all utilities required for the current or contemplated use thereof. All utility service is provided by public utilities and the Property has accepted or is equipped to accept such utility service.

                  (e) All public roads and streets necessary for service of and access to the Property for the current or contemplated use thereof have been completed, are serviceable and all-weather and are physically and legally open for use by the public.

                  (f) The Property is served by public water and sewer systems.

                  (g) As of the date of this Security Agreement, the Property is free from damage caused by fire or other casualty.

                  (h) All costs and expenses of any and all labor, materials, supplies and equipment used in the construction of the Improvements have been paid in full.

                  (i) Borrower has paid in full for, and is the owner of, all furnishings, fixtures and equipment (other than tenants' property and such personal property which Borrower's property manager may keep, store, and use in connection with the management of the Property and other properties) used in connection with the operation of the Property, free and clear of any and all security interests, liens or encumbrances, except the lien and security interest created hereby.

                  (j) All liquid and solid waste disposal, septic and sewer systems located on the Property are in a good and safe condition and repair and in compliance with all Applicable Laws.

                  (k) All security deposits relating to the Leases reflected on the certified rent roll delivered to Lender have been collected by Borrower except as noted on the certified rent roll.

                  (l) Borrower has received no notice of an actual or threatened condemnation or eminent domain proceeding by any public or quasi-public authority.

                  (m) All the Improvements lie within the boundaries of the Property.

         Section 5.7. NO FOREIGN PERSON. Borrower is not a "foreign person" within the meaning of Section 1445(f)(3) of the Internal Revenue Code of 1986, as amended and the related Treasury Department regulations, including temporary regulations.

         Section 5.8. SEPARATE TAX LOT. The Property is assessed for real estate tax purposes as one or more wholly independent tax lot or lots, separate from any adjoining land or improvements not constituting a part of such lot or lots, and no other land or improvements is assessed and taxed together with the Property or any portion thereof.

         Section 5.9. ERISA COMPLIANCE. As of the date hereof and throughout the term of this Security Instrument, (i) Borrower is not and will not be an "employee benefit plan" as defined in Section 3(32) of ERISA, which is subject to Title I of ERISA, and (ii) the assets of Borrower do not and will not constitute "plan assets" of one or more such plans for purposes of Title I of ERISA; and

                  (a) As of the date hereof and throughout the term of this Security Instrument, (i) Borrower is not and will not be a "governmental plan" within the meaning of Section 3(32) of ERISA, and (ii) transactions by or with Borrower are not and will not be subject to state statutes applicable to Borrower regulating investments of and fiduciary obligations with respect to governmental plans.

         Section 5.10. LEASES. Except as disclosed in the certified rent roll for the Property delivered to and approved by Lender, (a) Borrower is the sole owner of the entire lessor's interest in the Leases; (b) the Leases are valid and enforceable; (c) the terms of all alterations, modifications and amendments to the Leases are reflected in the certified rent roll delivered to and approved by Lender; (d) none of the Rents reserved in the Leases have been assigned or otherwise pledged or hypothecated (except to Lender); (e) none of the Rents have been collected for more than one (1) month in advance (provided that a security deposit shall not be deemed rent collected in advance); (f) the premises demised under the Leases have been completed and the tenants under the Leases have accepted the same and have taken possession of the same on a rent-paying basis;
(g) on the date of this Security Instrument and on the date of updates submitted pursuant to the terms of this Security Instrument, there exist no offsets or defenses to the payment of any portion of the Rents except for those matters listed on Exhibit C which is attached hereto and incorporated herein;
(h) on the date of this Security Instrument and on the date of updates submitted pursuant to the terms of this Security Instrument, Borrower has received no notice from any tenant challenging the validity or enforceability of any Lease;
(i) all payments due under the Leases are current and are consistent with the certified rent roll for the Property delivered to and approved by Lender; (j) on the date of this Security Instrument and on the date of updates submitted pursuant to the terms of this Security Instrument, no tenant under any Lease is in default thereunder, or to Borrower's knowledge, is a debtor in any bankruptcy, reorganization, insolvency or similar proceeding, or has demonstrated a history of payment problems which suggest financial difficulty;
(k) there are no agreements with the tenants under the Leases other than expressly set forth in each Lease; (l) the Leases are valid and enforceable against Borrower and the tenants set forth therein; (m) no Lease contains an option to purchase, right of first refusal to purchase, or any other similar provision; (n) no person or entity other than Borrower and Borrower's property manager has any possessory interest in, or right to occupy, the Property except under and pursuant to a Lease; (o) each Lease is subordinate to this Security Instrument, either pursuant to its terms or a recorded subordination agreement, or as otherwise approved by Lender; (p) no Lease has the benefit of a non-disturbance agreement that would be considered unacceptable to prudent institutional lenders; and (q) no brokerage commissions or finders fees are due and payable regarding any Lease except for those brokerage commissions or finders fees listed on Exhibit D which is attached hereto and incorporated herein.

         Section 5.11. FINANCIAL CONDITION. On the date of this Security Instrument, Borrower is solvent, and no bankruptcy, reorganization, insolvency or similar proceeding under any state or federal law with respect to Borrower has been initiated, (b) it has received reasonably equivalent value for the granting of this Security Instrument, and (c) the granting of this Security Instrument does not constitute a fraudulent conveyance.

         Section 5.12. BUSINESS PURPOSES. The loan evidenced by the Note (the "Loan") is solely for the business purpose of Borrower, and is not for personal, family, household, or agricultural purposes.

         Section 5.13. TAXES. Borrower, any Guarantor and any Indemnitor have filed all federal, state, county, municipal, and city income and other tax returns required to have been filed by them and have paid all taxes and related liabilities which have become due pursuant to such returns or pursuant to any assessments received by them. Neither Borrower, any Guarantor nor any Indemnitor knows of any basis for any additional assessment in respect of any such taxes and related liabilities for prior years.

         Section 5.14. MAILING ADDRESS. Borrower's mailing address, as set forth in the opening paragraph hereof or as changed in accordance with Article 16, is true and correct.

         Section 5.15. NO CHANGE IN FACTS OR CIRCUMSTANCES. All information in the application for the loan submitted to Lender (the "Loan Application") and in all financing statements, rent rolls, reports, certificates and other documents submitted in connection with the Loan Application or in satisfaction of the terms thereof, are accurate, complete and correct in all respects at the time such financing statements, rent rolls, reports, certificates and other documents were dated or if undated, the date of submission of same to Lender. On the date of this Security Agreement, there has been no material adverse change in any condition, fact, circumstance or event that would make any such information inaccurate, incomplete or otherwise misleading.

         Section 5.16. DISCLOSURE. Borrower has disclosed to Lender all material facts and has not failed to disclose any material fact that could cause any representation or warranty made herein to be materially misleading.

         Section 5.17. THIRD PARTY REPRESENTATIONS. Each of the representations and the warranties made by each Guarantor and Indemnitor herein or in any other Security Document(s) is true and correct in all material respects.

         Section 5.18. ILLEGAL ACTIVITY. No portion of the Property has been or will be purchased, improved, fixtured, equipped or furnished with proceeds of any criminal or other illegal activity and to the best of Borrower's knowledge, there are no illegal activities or activities relating to controlled substance at the Property.

                    ARTICLE 6 - DEBTOR/CREDITOR RELATIONSHIP

         Section 6.1. RELATIONSHIP OF BORROWER AND LENDER. The relationship between Borrower and Lender is solely that of debtor and creditor, and Lender has no fiduciary or other special relationship with Borrower, and no term or condition of any of the Note, this Security Instrument and the other Security Documents shall be construed so as to deem the relationship between Borrower and Lender to be other than that of debtor and creditor.

         Section 6.2. SERVICING OF THE LOAN. At the option of Lender, the loan secured hereby may be serviced by a servicer/trustee (the "Servicer") selected by Lender and Lender may delegate all or any portion of its responsibilities under the Note, this Security Instrument, and the other Security Documents to the Servicer.

                         ARTICLE 7 - FURTHER ASSURANCES

         Section 7.1. RECORDING OF SECURITY INSTRUMENT, ETC. Borrower forthwith upon the execution and delivery of this Security Instrument and thereafter, from time to time, will cause this Security Instrument and any of the other Security Documents creating a lien or security interest or evidencing the lien hereof upon the Property and each instrument of further assurance to be filed, registered or recorded in such manner and in such places as may be required by any present or future law in order to publish notice of and fully to protect and perfect the lien or security interest hereof upon, and the interest of Lender in, the Property. Borrower will pay all taxes, filing, registration or recording fees, and all expenses incident to the preparation, execution, acknowledgment and/or recording of the Note, this Security Instrument, the other Security Documents, any note or mortgage supplemental hereto, any security instrument with respect to the Property and any instrument of further assurance, and any modification or amendment of the foregoing documents, and all federal, state, county and municipal taxes, duties, imposts, assessments and charges arising out of or in connection with the execution and delivery of this Security Instrument, any mortgage supplemental hereto, any security instrument with respect to the Property or any instrument of further assurance, and any modification or amendment of the foregoing documents, except where prohibited by law so to do.

         Section 7.2. FURTHER ACTS, ETC. Borrower will, at the cost of Borrower, and without expense to Lender, do, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, mortgages, assignments, notices of assignments, transfers and assurances as Lender shall, from time to time, reasonably require, for the better assuring, conveying, assigning, transferring, and confirming unto Lender, the property and rights hereby mortgaged, granted, bargained, sold, conveyed, confirmed, pledged, assigned, warranted and transferred or intended now or hereafter so to be, or which Borrower may be or may hereafter become bound to convey or assign to Lender, or for carrying out the intention or facilitating the performance of the terms of this Security Instrument or for filing, registering or recording this Security Instrument, or for complying with all Applicable Laws. Borrower, on demand, will execute and deliver and hereby authorizes Lender to execute in the name of Borrower or without the signature of Borrower to the extent Lender may lawfully do so, one or more financing statements, chattel mortgages or other instruments, to evidence or perfect more effectively the security interest of Lender in the Property. Borrower grants to Lender an irrevocable power of attorney coupled with an interest for the purpose of exercising and perfecting this Security Instrument and any and all rights and remedies available to Lender pursuant to this Section 7.2.

         Section 7.3. CHANGES IN TAX, DEBT CREDIT AND DOCUMENTARY STAMP LAWS.
(a) If any law is enacted or adopted or amended after the date of this Security Instrument which deducts the Debt from the value of the Property for the purpose of taxation or which imposes a tax, either directly or indirectly, on the Debt or Lender's interest in the Property, Borrower will pay the tax, with interest and penalties thereon, if any. If Lender is advised by counsel chosen by it that the payment of tax by Borrower would be unlawful or taxable to Lender or unenforceable or provide the basis for a defense of usury, then Lender shall have the option by written notice of not less than ninety (90) days to declare the Debt immediately due and payable without prepayment penalty to Borrower.

                  (b) Borrower will not claim or demand or be entitled to any credit or credits on account of the Debt for any part of the Taxes or Other Charges assessed against the Property, or any part thereof, and no deduction shall otherwise be made or claimed from the assessed value of the Property, or any part thereof, for real estate tax purposes by reason of this Security Instrument or the Debt. If such claim, credit or deduction shall be required by law, Lender shall have the option, by written notice of not less than ninety
(90) days, to declare the Debt immediately due and payable without prepayment penalty to Borrower.

                  (c) If at any time the United States of America, any State thereof or any subdivision of any such State shall require revenue or other stamps to be affixed to the Note, this Security Instrument, or any of the other Security Documents or impose any other tax or charge on the same, Borrower will pay for the same, with interest and penalties thereon, if any.

         Section 7.4. ESTOPPEL CERTIFICATES. (a) After request by Lender, Borrower, within ten (10) days, shall furnish Lender or any proposed assignee with a statement, duly acknowledged and certified, setting forth (i) the amount of the original principal amount of the Note, (ii) the unpaid principal amount of the Note, (iii) the rate of interest of the Note, (iv) the terms of payment and maturity date of the Note, (v) the date installments of interest and/or principal were last paid, (vi) that, except as provided in such statement, there are no defaults or events which with the passage of time or the giving of notice or both, would constitute an event of default under the Note or the Security Instrument, (vii) that the Note and this Security Instrument are valid, legal and binding obligations and have not been modified or if modified, giving particulars of such modification, (viii) whether any offsets or defenses exist against the obligations secured hereby and, if any are alleged to exist, a detailed description thereof, (ix) that all Leases are in full force and effect and have not been modified (or if modified, setting forth all modifications),
(x) the date to which the Rents thereunder have been paid pursuant to the Leases, (xi) whether or not, to the best knowledge of Borrower, any of the lessees under the Leases are in default under the Leases, and, if any of the lessees are in default, setting forth the specific nature of all such defaults,
(xii) the amount of security deposits held by Borrower under each Lease and that such amounts are consistent with the amounts required under each Lease, and
(xiii) as to any other matters reasonably requested by Lender and reasonably related to the Leases, the obligations secured hereby, the Property or this Security Instrument.

                  (b) Borrower shall deliver to Lender, promptly upon request, duly executed estoppel certificates from any one or more lessees as required by Lender attesting to such facts regarding the Lease as Lender may require, including, but not limited to attestations that each Lease covered thereby is in full force and effect with no defaults thereunder on the part of any party except as disclosed in Exhibit E which is attached hereto and incorporated herein by reference, that none of the Rents have been paid more than one month in advance, except as security, and that the lessee claims no defense or offset against the full and timely performance of its obligations under the Lease.

                  (c) Upon any transfer or proposed transfer contemplated by
Section 18.1 hereof, at Lender's request, Borrower, any Guarantors and any Indemnitors shall provide an estoppel certificate to the Investor (defined in Section 18.1) or any prospective Investor confirming the accuracy of information provided by such person to Lender under or in respect of this Security Instrument.

                  (d) After written request by Borrower not more than twice annually, Lender shall furnish Borrower a statement setting forth (i) the amount of the original principal amount of the Note, (ii) the unpaid principal amount of the Note, and (iii) the rate of interest of the Note.

         Section 7.5. FLOOD INSURANCE. After Lender's request, Borrower shall deliver evidence satisfactory to Lender that no portion of the Improvements is situated in a federally designated "special flood hazard area" or, if it is, that Borrower has obtained insurance meeting the requirements of Section 3.3(a)(vi).

         Section 7.6. SPLITTING OF SECURITY INSTRUMENT. This Security Instrument and the Note shall, at any time until the same shall be fully paid and satisfied, at the sole election of Lender, be split or divided into two or more notes and two or more security instruments, each of which shall cover all or a portion of the Property to be more particularly described therein. To that end, Borrower, upon written request of Lender, shall execute, acknowledge and deliver to Lender and/or its designee or designees substitute notes and security instruments in such principal amounts, aggregating not more than the then unpaid principal amount secured by this Security

Instrument, and containing terms, provisions and clauses no less favorable to Borrower than those contained herein and in the Note, and such other documents and instruments as may be required by Lender to effect the splitting of the Note and this Security Instrument.

         Section 7.7. REPLACEMENT DOCUMENTS. Upon receipt of an affidavit of an officer of Lender as to the loss, theft, destruction or mutilation of the Note or any other Security Document which is not of public record, and, in the case of any such mutilation, upon surrender and cancellation of such Note or other Security Document, Borrower will issue, in lieu thereof, a replacement Note or other Security Document, dated the date of such lost, stolen, destroyed or mutilated Note or other Security Document in the same principal amount thereof and otherwise of like tenor.

         Section 7.8. AMENDED FINANCING STATEMENTS. Borrower will execute and deliver to the Lender, prior to or contemporaneously with the effective date of any such change, any financing statement or financing statement change required by the Lender to establish or maintain the validity, perfection and priority of the security interest granted herein. At the request of the Lender, Borrower shall execute a certificate in form satisfactory to the Lender listing the trade names under which Borrower intends to operate the Property, and representing and warranting that Borrower does business under no other trade name with respect to the Property.

                      ARTICLE 8 - DUE ON SALE/ENCUMBRANCE

         Section 8.1. NO SALE/ENCUMBRANCE. Borrower agrees that Borrower shall not, without the prior written consent of Lender, sell, convey, mortgage, grant, bargain, encumber, pledge, assign, or otherwise transfer the Property or any part thereof or permit the Property or any part thereof to be sold, conveyed, mortgaged, granted, bargained, encumbered, pledged, assigned, or otherwise transferred. Notwithstanding the foregoing, Borrower shall be entitled to transfer the Property up to three (3) times subject to the prior written consent of Lender, which consent shall not be unreasonably withheld or delayed and shall be commercially reasonable; and provided further that, in connection with such request Lender receives sixty (60) days prior written notice of such transfer hereunder and further provided that the following additional requirements are satisfied:

                  (i) no Event of Default has occurred and is continuing or an event which with the giving of notice or lapse of time or both could become an Event of Default, has occurred and is continuing;

                  (ii) Borrower shall pay Lender a transfer fee equal to 0.25% (for the first sale, assignment or transfer) or 1% (for the second or third sale, assignment or transfer) of the outstanding principal balance of the Loan at the time of such transfer;

                  (iii) such transferee shall be a single purpose bankruptcy remote entity and comply with Section 4.3 hereof, and Borrower shall cause to be delivered to Lender a non-consolidation opinion or an update of the same, in form and substance reasonably acceptable to Lender;

                  (iv) Lender has approved the proposed transferee's creditworthiness and management experience for comparable properties, provided that Lender's approval shall be commercially reasonable;

                  (v) after a Securitization, Lender shall have received (x) written confirmation from the applicable Rating Agencies that such transfer will not cause any Rating Agency to withdraw, qualify or downgrade the then applicable rating on any security issued in connection with any Securitization, and (y) an opinion of Borrower's counsel in form and substance satisfactory to the Rating Agencies stating that the transfer is not a "significant modification" as defined in Treasury Regulation Section 1.860 G-2(b)(2) and the release will not adversely affect the status of any REMIC election in connection with a Securitization; and

                  (vi) Borrower and the transferee shall execute such other documents and agreements as Lender shall reasonably require in connection with the transfer;

         Section 8.2. SALE/ENCUMBRANCE DEFINED. A sale, conveyance, mortgage, grant, bargain, encumbrance, pledge, assignment, or transfer within the meaning of this Article 8 shall be deemed to include, but not be limited to (a) an installment sales agreement wherein Borrower agrees to sell the Property or any part thereof for a price to be paid in installments; (b) an agreement by Borrower leasing all or a substantial part of the Property for other than actual occupancy by a space tenant thereunder or a sale, assignment or other transfer of, or the grant of a security interest in, Borrower's right, title and interest in and to any Leases or any Rents; (c) if Borrower, any Guarantor, any Indemnitor, or any general partner or managing member (or if no managing member, any member) of Borrower, Guarantor or Indemnitor is a corporation, the voluntary or involuntary sale, conveyance, transfer or pledge of such corporation's stock (or the stock of any corporation directly or indirectly controlling such corporation by operation of law or otherwise) or the creation or issuance of new stock by which an aggregate of more than 49% of such corporation's stock shall be vested in a party or parties who are not now owners of more than 49% of such corporation's stock; (d) if Borrower, any Guarantor, or Indemnitor or any general partner or managing member (or if no managing member, any member) of Borrower, any Guarantor or Indemnitor is a limited or general partnership or joint venture, the change, removal or resignation of a general partner or the transfer or pledge of the partnership interest of any general partner or any profits or proceeds relating to such partnership interest or the transfer or pledge of any partnership interest of any limited partner or any profits or proceeds relating to any such partnership interest, which, whether singly or in the aggregate, result in more than 49% of the beneficial interests in Borrower, or the profits or proceeds relating thereto, having been transferred or pledged; and (e) if Borrower, any Guarantor, any Indemnitor or any general partner or member of Borrower, any Guarantor or any Indemnitor is a limited liability company, the change, removal or resignation of a managing member or the transfer of the membership interest of a managing member or any profits or proceeds relating to such membership interest or the transfer or pledge of any membership interest of any other member or any profits or proceeds relating to any such membership interest, which, whether singly or in the aggregate, result in more than 49% of the beneficial interests in Borrower, or the profits or proceeds relating thereto, having been transferred or pledged. Notwithstanding the foregoing, the following transfers shall not be deemed to be a sale, conveyance, mortgage, grant, bargain, encumbrance, pledge, assignment or transfer within the meaning of this Article 8: (a) transfer by devise or descent or by operation of law upon the death of a member, general partner or stockholder of Borrower, any

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

Guarantor or Indemnitor or any member or general partner thereof, and (b) a sale, transfer or hypothecation of a membership, partnership or shareholder interest in Borrower, whichever the case may be, by a current member, general partner or shareholder, as applicable, to an immediate family member (i.e., parents, spouses, siblings, children or grandchildren) of ---- such member, general partner or shareholder, or to a trust for the benefit of an immediate family member of such member, general partner or shareholder, provided that, as to each of clauses (a) and (b) of this sentence, with respect to any such sale, transfer or hypothecation, Borrower shall deliver a non-consolidation opinion or an update of the same, in form and substance reasonably satisfactory to Lender, upon Lender's request to do so. Notwithstanding the provisions of this Section
8.2 to the contrary, for so long as Mount Pleasant KPT LLC is the Borrower, the transfer of membership interests in Borrower, Guarantor and any of their respective members shall be considered permitted transfers; provided, however,
(i) Konover Property Trust, Inc. (or an entity wholly owned or majority controlled by Konover Property Trust, Inc.) shall own at least 50% of the interests in Borrower and shall be required to be the manager and sole decision maker of Borrower and (ii) in the event such transfer(s) involve 49% or more of the interests in Borrower, Borrower shall cause a non-consolidation opinion to be delivered to Lender, in form and substance reasonably satisfactory to Lender.

         Section 8.3. LENDER'S RIGHTS.

                  (a) Lender reserves the right to condition the consent required hereunder upon a modification of the terms hereof and on assumption of the Note, this Security Instrument and the other Security Documents as so modified by the proposed transferee, payment of a transfer fee and all of Lender's expenses incurred in connection with such transfer, or such other conditions as Lender shall determine in its sole discretion to be in the interest of Lender. Lender shall not be required to demonstrate any actual impairment of its security or any increased risk of default hereunder in order to declare the Debt immediately due and payable upon Borrower's sale, conveyance, mortgage, grant, bargain, encumbrance, pledge, assignment, or transfer of the Property without Lender's consent. This provision shall apply to every sale, conveyance, mortgage, grant, bargain, encumbrance, pledge, assignment, or transfer of the Property regardless of whether voluntary or not, or whether or not Lender has consented to any previous sale, conveyance, mortgage, grant, bargain, encumbrance, pledge, assignment, or transfer of the Property.

                  (b) In the event of any transaction referenced in this Article 8 in which Lender's consent is solicited or required, Borrower shall, prior to any such transaction, arrange to obtain confirmation from the applicable Rating Agencies that such transfer shall not result in a downgrade, qualification or withdrawal of the then current ratings of the securities or any proposed security which may include the Loan.

         Section 8.4. INTENTIONALLY OMITTED.

                             ARTICLE 9 - PREPAYMENT

         Section 9.1. PREPAYMENT OR DEFEASANCE ONLY IN ACCORDANCE WITH NOTE. The Debt may be prepaid (or defeased) only in strict accordance with the express terms and conditions of the Note including, without limitation, payment of any applicable prepayment consideration.

                              ARTICLE 10 - DEFAULT

         Section 10.1. EVENTS OF DEFAULT. The occurrence of any one or more of the following events and the continuance of such occurrence after the time for the applicable cure period has expired shall constitute an "Event of Default":

                  (a) if any Event of Default (as defined in the Note, for purposes of this Section 10.1(a) only) occurs under the Note;

                  (b) if Borrower violates or does not comply with any of the provisions of Sections 3.7, 4.3 or 8.1 or if any general partner or the SPE Member of Borrower violates or does not comply with any of the provisions of
Section 4.3;

                  (c) if any representation or warranty of Borrower, Indemnitor (as defined in that certain Environmental Indemnity Agreement dated as of the date hereof (the "Environmental Indemnity") or any Guarantor, or any member, general partner, principal or beneficial owner of any of the foregoing, made herein any other Security Document (including, without limitation, the Environmental Indemnity) or in any guaranty, or in any certificate, report, financial statement or other instrument or document furnished to Lender shall have been false or misleading in any material respect when made;

                  (d) if any default occurs under any guaranty or indemnity executed in connection herewith and such default continues after the expiration of applicable grace periods, if any;

                  (e) except for the specific defaults set forth in this Section 10.1, any other default hereunder or any of the other Security Documents by Borrower, which default is not cured (i) in the case of any default which can be cured by the payment of a sum of money, within five (5) days after written notice from Lender to Borrower, or (ii) in the case of any other default, within thirty (30) days after written notice from Lender to Borrower; provided that if such default cannot reasonably be cured within such thirty (30) day period and Borrower shall have commenced to cure such default within such thirty (30) day period and thereafter diligently and expeditiously proceeds to cure the same, such thirty (30) day period shall be extended for so long as it shall require Borrower in the exercise of due diligence to cure such default, it being agreed that no such extension shall be for a period in excess of one hundred twenty
(120) days, unless, only in the case of cures that require construction or remedial work, such cure cannot with diligence be completed within such one hundred twenty (120) day period, in which case such period shall be extended for an additional one hundred twenty (120) days;

                  (f) if Borrower or any Guarantor or Indemnitor shall make an assignment for the benefit of creditors or if Borrower shall generally not be paying its debts as they become due;

                  (g) if the Policies are not kept in full force and effect, or Borrower has not delivered evidence of the renewal of the Policies ten (10) days prior to their expiration as provided in Section 3.3(b); or

                  (h) if (i) Borrower, SPE Member, Guarantor or Indemnitor shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, conservatorship or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts; or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or Borrower, SPE Member, Guarantor or Indemnitor shall make a general assignment for the benefit of their respective creditors'; or (ii) there shall be commenced against Borrower, SPE Member, Guarantor or Indemnitor any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of ninety (90) days; or (iii) there shall be commenced against Borrower, SPE Member, Guarantor or Indemnitor any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of their respective assets which results in the entry of any order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within ninety (90) days from the entry thereof; or (iv) Borrower, SPE Member, Guarantor or Indemnitor shall take any action in furtherance of, or indicating their respective consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) Borrower, SPE Member, Guarantor or Indemnitor shall generally not, or shall be unable to, or shall admit in writing their inability to, pay their respective debts as they become due.

                        ARTICLE 11 - RIGHTS AND REMEDIES

         Section 11.1. REMEDIES. (a) Upon the occurrence of any Event of Default, Borrower agrees that Lender, may take such action, without notice or demand, as it deems advisable to protect and enforce the rights of Lender against Borrower and in and to the Property, including, but not limited to the following actions, each of which may be pursued concurrently or otherwise, at such time and in such order as Lender may determine, in its sole discretion, without impairing or otherwise affecting the other rights and remedies of
Lender:

                  (i) declare the entire unpaid Debt to be immediately due and payable;

                  (ii) institute proceedings, judicial or otherwise, for the complete foreclosure of this Security Instrument under any applicable provision of law in which case the Property or any interest therein may be sold for cash or upon credit in one or more parcels or in several interests or portions and in any order or manner;

                  (iii) with or without entry, to the extent permitted and pursuant to the procedures provided by applicable law, institute proceedings for the partial foreclosure of this Security Instrument for the portion of the Debt then due and payable, subject to the continuing lien and security interest of this Security Instrument for the balance of the Debt not then due, unimpaired and without loss of priority;

                  (iv) sell for cash or upon credit the Property or any part thereof and all estate, claim, demand, right, title and interest of Borrower therein and rights of redemption thereof, pursuant to power of sale or otherwise, at one or more sales, as an entity or in parcels, at such time and place, upon such terms and after such notice thereof as may be required or permitted by law;

                  (v) subject to the provisions of Article 15, institute an action, suit or proceeding in equity for the specific performance of any covenant, condition or agreement contained herein, in the Note or in the other Security Documents;

                  (vi) subject to the provisions of Article 15, recover judgment on the Note either before, during or after any proceedings for the enforcement of this Security Instrument or the other Security Documents;

                  (vii) apply for the appointment of a receiver, trustee, liquidator or conservator of the Property, without notice and without regard for the adequacy of the security for the Debt and without regard for the solvency of Borrower, any Guarantor, Indemnitor or of any person, firm or other entity liable for the payment of the Debt;

                  (viii) subject to any applicable law, the license granted to Borrower under Section 1.2 shall automatically be revoked and Lender may enter into or upon the Property, either personally or by its agents, nominees or attorneys and dispossess Borrower and its agents and servants therefrom, without liability for trespass, damages or otherwise and exclude Borrower and its agents or servants wholly therefrom, and take possession of all books, records and accounts relating thereto and Borrower agrees to surrender possession of the Property and of such books, records and accounts to Lender upon demand, and thereupon Lender may (A) use, operate, manage, control, insure, maintain, repair, restore and otherwise deal with all and every part of the Property and conduct the business thereat; (B) complete any construction on the Property in such manner and form as Lender deems advisable; (C) make alterations, additions, renewals, replacements and improvements to or on the Property; (D) exercise all rights and powers of Borrower with respect to the Property, whether in the name of Borrower or otherwise, including, without limitation, the right to make, cancel, enforce or modify Leases, obtain and evict tenants, and demand, sue for, collect and receive all Rents of the Property and every part thereof; (E) require Borrower to pay monthly in advance to Lender, or any receiver appointed to collect the Rents, the fair and reasonable rental value for the use and occupation of such part of the Property as may be occupied by Borrower; (F) require Borrower to vacate and surrender possession of the Property to Lender or to such receiver and, in default thereof, Borrower may be evicted by summary proceedings or otherwise; and (G) apply the receipts from the Property to the payment of the Debt, in such order, priority and proportions as Lender shall deem appropriate in its sole discretion after deducting therefrom all expenses (including reasonable attorneys' fees) incurred in connection with the aforesaid operations and all amounts necessary to pay the Taxes, Other Charges, insurance and other expenses in connection with the Property, as well as just and reasonable compensation for the services of Lender, its counsel, agents and employees;

                  (ix) exercise any and all rights and remedies granted to a secured party upon default under the Uniform Commercial Code, including, without limiting the generality of the foregoing: (A) the right to take possession of the Collateral or any part thereof, and to take such other measures as Lender may deem necessary for the care, protection and preservation of the Collateral, and (B) request Borrower at its expense to assemble the Collateral and make it available to Lender at a convenient place acceptable to Lender. Any notice of sale, disposition or other intended action by Lender with respect to the Collateral sent to Borrower in accordance with the provisions hereof at least five (5) days prior to such action, shall constitute commercially reasonable notice to Borrower;

                  (x) apply any sums then deposited in the Escrow Fund and any other sums held in escrow or otherwise by Lender in accordance with the terms of this Security Instrument or any other Security Document to the payment of the following items in any order in its sole and absolute discretion:

                  (A) Taxes and Other Charges;

                  (B) Insurance Premiums;

                  (C) Interest on the unpaid principal balance of the Note;

                  (D) amortization of the unpaid principal balance of the Note; and all other sums payable pursuant to the Note, this Security Instrument and the other Security Documents, including, without limitation, advances made by Lender pursuant to the terms of this Security Instrument;

                  (xi) surrender the Policies maintained pursuant to Article 3 hereof, collect the unearned Insurance Premiums and apply such sums as a credit on the Debt in such priority and proportion as Lender in its discretion shall deem proper, and in connection therewith, Borrower hereby appoints Lender as agent and attorney-in-fact (which is coupled with an interest and is therefore irrevocable) for Borrower to collect such Insurance Premiums;

                  (xii) apply the undisbursed balance of any Net Proceeds or any Net Proceeds Deficiency deposit, together with interest thereon, to the payment of the Debt in such order, priority and proportions as Lender shall deem to be appropriate in its discretion;

                  (xiii) prohibit Borrower and anyone claiming on behalf of or through Borrower from making use of or withdrawing any sums from any lockbox or similar account, if any;

                  (xiv) pursue such other remedies as Lender may have under applicable law.

         (b) In the event of a sale, by foreclosure, power of sale, or otherwise, of less than all of the Property, this Security Instrument shall continue as a lien and security interest on the remaining portion of the Property unimpaired and without loss of priority. Notwithstanding the provisions of this Section 11.1 to the contrary, if any Event of Default as described in Subsection 10.1(h)(i) or (ii) shall occur, the entire unpaid Debt shall be automatically due and payable, without any further notice, demand or other action by Lender.

         (c) Lender may adjourn from time to time any sale by it to be made under or by virtue of this Security Instrument by announcement at the time and place appointed for such sale or for such adjourned sale or sales; and, except as otherwise provided by any applicable provision of law, Lender, without further notice or publication, may make such sale at the time and place to which the same shall be so adjourned.

         (d) Upon any sale made under or by virtue of this Section 11.1, whether made under a power of sale or under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, Lender may bid for and acquire the Property or any part thereof and in lieu of paying cash therefor may make settlement for the purchase price by crediting upon the Debt the net sales price after deducting therefrom the expenses of the sale and costs of the action and any other sums which Lender is authorized to deduct under this Security Instrument.

         Section 11.2. APPLICATION OF PROCEEDS. The purchase money, proceeds and avails of any disposition of the Property, or any part thereof, or any other sums collected by Lender pursuant to the Note, this Security Instrument or the other Security Documents, may be applied by Lender to the payment of the Debt in such priority and proportions as Lender in its discretion shall deem proper.

         Section 11.3. RIGHT TO CURE DEFAULTS. Upon the occurrence of any Event of Default, Lender may, but without any obligation to do so and without notice to or demand on Borrower and without releasing Borrower from any obligation hereunder, cure the same in such manner and to such extent as Lender may deem necessary to protect the security hereof. Lender is authorized to enter upon the Property for such purposes, or appear in, defend, or bring any action or proceeding to protect its interest in the Property or to foreclose this Security Instrument or collect the Debt, and the cost and expense thereof (including reasonable attorneys' fees to the extent permitted by law), with interest as provided in this Section 11.3, shall constitute a portion of the Debt and shall be due and payable to Lender upon demand. All such costs and expenses incurred by Lender in remedying such Event of Default or in appearing in, defending, or bringing any such action or proceeding shall bear interest at the Default Interest Rate (as defined in the Note), for the period after notice from Lender that such cost or expense was incurred to the date of payment to Lender. All such costs and expenses incurred by Lender together with interest thereon calculated at the Default Interest Rate shall be deemed to constitute a portion of the Debt and be secured by this Security Instrument and the other Security Documents and shall be immediately due and payable upon demand by Lender therefor.

         Section 11.4. ACTIONS AND PROCEEDINGS. After the occurrence and during the continuance of an Event of Default, Lender has the right to appear in and defend any action or proceeding brought with respect to the Property and to bring any action or proceeding, in the name and on behalf of Borrower, which Lender, in its discretion, decides should be brought to protect its interest in the Property.

         Section 11.5. RECOVERY OF SUMS REQUIRED TO BE PAID. Lender shall have the right from time to time to take action to recover any sum or sums which constitute a part of the Debt as the same become due, without regard to whether or not the balance of the Debt shall be due, and without prejudice to the right of Lender thereafter to bring an action of foreclosure, or any other action, for a default or defaults by Borrower existing at the time such earlier action was commenced.

         Section 11.6. EXAMINATION OF BOOKS AND RECORDS. Lender, its agents, accountants and attorneys shall have the right upon prior written notice and during reasonable business hours to examine the records, books, management and other papers of Borrower and its affiliates or of any Guarantor or Indemnitor which reflect upon their financial condition, at the Property or at any office regularly maintained by Borrower, its affiliates or any Guarantor or Indemnitor where the books and records are located. Lender and its agents shall have the right upon notice to make copies and extracts from the foregoing records and other papers. In addition, Lender, its agents, accountants and attorneys shall have the right to examine and audit the books and records of Borrower and its affiliates or of any Guarantor or Indemnitor pertaining to the income, expenses and operation of the Property during reasonable business hours at any office of Borrower, its affiliates or any Guarantor or Indemnitor where the books and records are located.

         Section 11.7. OTHER RIGHTS, ETC.

                  (a) The failure of Lender to insist upon strict performance of any term hereof shall not be deemed to be a waiver of any term of this Security Instrument. Borrower shall not be relieved of Borrower's obligations hereunder by reason of (i) the failure of Lender to comply with any request of Borrower, any Guarantor or any Indemnitor to take any action to foreclose this Security Instrument or otherwise enforce any of the provisions hereof or of the Note or the other Security Documents, (ii) the release, regardless of consideration, of the whole or any part of the Property, or of any person liable for the Debt or any portion thereof, or (iii) any agreement or stipulation by Lender extending the time of payment or otherwise modifying or supplementing the terms of the Note, this Security Instrument or the other Security Documents.

                  (b) It is agreed that the risk of loss or damage to the Property is on Borrower, and Lender shall have no liability whatsoever for decline in value of the Property, for failure to maintain the Policies, or for failure to determine whether insurance in force is adequate as to the amount of risks insured. Possession by Lender shall not be deemed an election of judicial relief, if any such possession is requested or obtained, with respect to any Property or collateral not in Lender's possession.

                  (c) Lender may resort for the payment of the Debt to any other of Borrower's security held by Lender in such order and manner as Lender, in its discretion, may elect. Lender may take action to recover the Debt, or any portion thereof, or to enforce any covenant hereof without prejudice to the right of Lender thereafter to foreclose this Security Instrument. The rights of Lender under this Security Instrument shall be separate, distinct and cumulative and none shall be given effect to the exclusion of the others. No act of Lender shall be construed as an election to proceed under any one provision herein to the exclusion of any other provision. Lender shall not be limited exclusively to the rights and remedies herein stated but shall be entitled to every right and remedy now or hereafter afforded at law or in equity.

         Section 11.8. RIGHT TO RELEASE ANY PORTION OF THE PROPERTY. Lender, may release any portion of the Property for such consideration as Lender may require without, as to the remainder of the Property, in any way impairing or affecting the lien or priority of this Security Instrument, or improving the position of any subordinate lienholder with respect thereto, except to the extent that the obligations hereunder shall have been reduced by the actual monetary consideration, if any, received by Lender for such release, and may accept by assignment, pledge or otherwise any other property in place thereof as Lender may require without being accountable for so doing to any other lienholder. This Security Instrument shall continue as a lien and security interest in the remaining portion of the Property.

         Section 11.9. VIOLATION OF LAWS. If the Property is not in compliance with Applicable Laws, Lender may impose additional requirements upon Borrower in connection herewith including, without limitation, monetary reserves or financial equivalents.

         Section 11.10. RIGHT OF ENTRY. Lender and its agents shall have the right upon prior written notice to enter and inspect the Property at all reasonable times upon not less than five (5) Business Days' notice (except in the case of emergencies when no notice shall be required) to Borrower.

         Section 11.11. SUBROGATION. If any or all of the proceeds of the Note have been used to extinguish or renew any of the Debt, then, to the extent of the funds so used, Lender shall be subrogated to all of the rights, claims, liens, titles and interests existing against the Property held by, or in favor of, the holder of such Debt and such former rights, claims, liens, titles and interests, if any, are not waived but rather are continued in full force and effect in favor of Lender and are merged with the lien and security interest created by this Security Instrument.

                       ARTICLE 12 - ENVIRONMENTAL HAZARDS

         Section 12.1. ENVIRONMENTAL REPRESENTATIONS AND WARRANTIES. Borrower covenants and agrees to abide, and to cause Guarantor to abide, by their respective obligations under the Environmental Indemnity. The Environmental Indemnity is not secured by this Security Instrument.

                          ARTICLE 13 - INDEMNIFICATION

         Section 13.1. GENERAL INDEMNIFICATION. Borrower shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Parties from and against any and all claims, suits, liabilities (including, without limitation, strict liabilities), actions, proceedings, obligations, debts, damages, losses, costs, expenses, diminutions in value, fines, penalties, charges, fees, expenses, judgments, awards, amounts paid in settlement, or punitive damages, of whatever kind or nature (including, but not limited to attorneys' fees and other costs of defense) (the "Losses") imposed upon or incurred by or asserted against any Indemnified Parties and directly or indirectly arising out of or in any way relating to any one or more of the following (but excluding Losses arising out of Lender's gross negligence or willful misconduct): (a) ownership of this Security Instrument, the Property or any interest therein or receipt of any Rents; (b) any amendment to, or restructuring of, the Debt, and the Note, this Security Instrument, or any other Security Documents; (c) any and all lawful action that may be taken by

Lender in connection with the enforcement of the provisions of this Security Instrument or the Note or any of the other Security Documents, whether or not suit is filed in connection with same, or in connection with Borrower, any Guarantor or Indemnitor and/or any member, partner, joint venturer or shareholder thereof becoming a party to a voluntary or involuntary federal or state bankruptcy, insolvency or similar proceeding; (d) any accident, injury to or death of persons or loss of or damage to property occurring in, on or about the Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (e) any use, nonuse or condition in, on or about the Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways;
(f) any failure on the part of Borrower to perform or be in compliance with any of the terms of this Security Instrument or the other Security Documents; (g) performance of any labor or services or the furnishing of any materials or other property in respect of the Property or any part thereof; (h) the failure of any person to file timely with the Internal Revenue Service an accurate Form 1099-B, Statement for Recipients of Proceeds from Real Estate, Broker and Barter Exchange Transactions, which may be required in connection with the Security Instrument, or to supply a copy thereof in a timely fashion to the recipient of the proceeds of the transaction in connection with which this Security Instrument is made; (i) any failure of the Property to be in compliance with any Applicable Laws; (j) the enforcement by any Indemnified Party of the provisions of this Article 13; (k) any and all claims and demands whatsoever which may be asserted against Lender by reason of any alleged obligations or undertakings on its part to perform or discharge any of the terms, covenants, or agreements contained in any Lease; (l) the payment of any commission, charge or brokerage fee to anyone which may be payable in connection with the funding of the loan evidenced by the Note and secured by this Security Instrument; or (m) any misrepresentation made by Borrower in this Security Instrument, the other Security Documents, or any documents or information provided pursuant to Section
18.1 hereof. Any amounts payable to Lender by reason of the application of this
Section 13.1 shall become immediately due and payable and shall bear interest at the Default Interest Rate from the date loss or damage is sustained by Lender until paid. For purposes of this Article 13, the term "Indemnified Parties" means Lender and any person or entity who is or will have been involved in the origination of this loan, any person or entity who is or will have been involved in the servicing of this loan, any person or entity in whose name the encumbrance created by this Security Instrument is or will have been recorded, persons and entities who may hold or acquire or will have held a full or partial interest in this loan (including, but not limited to Investors or prospective Investors in the Securities, as well as custodians, trustees and other fiduciaries who hold or have held a full or partial interest in this loan for the benefit of third parties) as well as the respective directors, officers, shareholders, members, partners, employees, agents, servants, representatives, contractors, subcontractors, affiliates, subsidiaries, participants, successors and assigns of any and all of the foregoing (including, but not limited to any other person or entity who holds or acquires or will have held a participation or other full or partial interest in this loan or the Property, whether during the term of this loan or as a part of or following a foreclosure of this loan and including, but not limited to any successors by merger, consolidation or acquisition of all or a substantial portion of Lender's assets and business).

         Section 13.2. MORTGAGE AND/OR INTANGIBLE TAX. Borrower shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Parties from and against any and all Losses imposed upon or incurred by or asserted against any Indemnified Parties and directly or indirectly arising out of or in any way relating to any tax on the making and/or recording of this Security Instrument, the Note or any of the other Security Documents or in connection with a transfer of all or a portion of the Property pursuant to a foreclosure, deed in lieu of foreclosure or otherwise.

         Section 13.3. ERISA INDEMNIFICATION. Borrower shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Parties from and against any and all Losses (including, without limitation, attorneys' fees and costs incurred in the investigation, defense, and settlement of Losses incurred in correcting any prohibited transaction or in the sale of a prohibited loan, and in obtaining any individual prohibited transaction exemption under ERISA that may be required, in Lender's sole discretion) that Lender may incur, directly or indirectly, as a result of a default under Sections 4.2 or 5.9.

         Section 13.4. DUTY TO DEFEND; Attorneys' Fees and Other Fees and Expenses. Upon written request by any Indemnified Party, Borrower shall defend such Indemnified Party (if requested by any Indemnified Party, in the name of the Indemnified Party) by attorneys and other professionals approved by the Indemnified Parties. Notwithstanding the foregoing, any Indemnified Parties may, in their sole and absolute discretion, engage their own attorneys and other professionals to defend or assist them, and, at the option of Indemnified Parties, their attorneys shall control the resolution of claim or proceeding. Upon demand, Borrower shall pay or, in the sole and absolute discretion of the Indemnified Parties, reimburse, the Indemnified Parties for the payment of reasonable fees and disbursements of attorneys, engineers, environmental consultants, laboratories and other professionals in connection therewith.

                              ARTICLE 14 - WAIVERS

         Section 14.1. WAIVER OF COUNTERCLAIM. Borrower hereby waives the right to assert a counterclaim, other than a mandatory or compulsory counterclaim, in any action or proceeding brought against it by Trustee or Lender arising out of or in any way connected with this Security Instrument, the Note, any of the other Security Documents, or the Obligations.

         Section 14.2. MARSHALLING AND OTHER MATTERS. Borrower hereby waives, to the extent permitted by law, the benefit of all appraisement, valuation, stay, extension, reinstatement and redemption laws now or hereafter in force and all rights of marshalling in the event of any sale hereunder of the Property or any part thereof or any interest therein. Further, Borrower hereby expressly waives any and all rights of redemption from sale under any order or decree of foreclosure of this Security Instrument on behalf of Borrower, and on behalf of each and every person acquiring any interest in or title to the Property subsequent to the date of this Security Instrument and on behalf of all persons to the extent permitted by Applicable Law.

         Section 14.3. WAIVER OF NOTICE. To the extent permitted by Applicable Law, Borrower shall not be entitled to any notices of any nature whatsoever from Trustee or Lender except with respect to matters for which this Security Instrument specifically and expressly provides for the giving of notice by Lender to Borrower and except with respect to matters for which Lender is required by Applicable Law to give notice, and Borrower hereby expressly waives the right to receive any notice from Lender with respect to any matter for which this Security Instrument does not specifically and expressly provide for the giving of notice by Lender to Borrower.

         Section 14.4. WAIVER OF STATUTE OF LIMITATIONS. Borrower hereby expressly waives and releases to the fullest extent permitted by law, the pleading of any statute of limitations as a defense to payment of the Debt or performance of its Other Obligations.

         Section 14.5. SOLE DISCRETION OF LENDER. Wherever pursuant to this Security Instrument (a) Lender exercises any right given to it to approve or disapprove, (b) any arrangement or term is to be satisfactory to Lender, or (c) any other decision or determination is to be made by Lender, the decision of Lender to approve or disapprove all decisions that arrangements or terms are satisfactory or not satisfactory, and all other decisions and determinations made by Lender, shall be in the sole and absolute discretion of Lender and shall be final and conclusive, except as may be otherwise expressly and specifically provided herein.

         Section 14.6. WAIVER OF TRIAL BY JURY. BORROWER HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THE LOAN EVIDENCED BY THE NOTE, THE APPLICATION FOR THE LOAN EVIDENCED BY THE NOTE, THE NOTE, THIS SECURITY INSTRUMENT OR THE OTHER SECURITY DOCUMENTS OR ANY ACTS OR OMISSIONS OF LENDER, ITS OFFICERS, EMPLOYEES, DIRECTORS OR AGENTS IN CONNECTION THEREWITH.

                            ARTICLE 15 - EXCULPATION

         Section 15.1. EXCULPATION. Notwithstanding anything to the contrary contained in this Security Instrument or in any other Security Document (but subject to the provisions of Sections 15.2, 15.3, 15.4 and 15.5), Lender shall not enforce the liability and obligation of Borrower to perform and observe the obligations contained in the Note or this Security Instrument by any action or proceeding to collect damages or wherein a money judgment or any deficiency judgment or order or any judgment establishing any personal obligation or liability shall be sought against Borrower or any principal director, officer, employee, beneficiary, shareholder, partner, member, trustee, agent or affiliate of Borrower or any person owning, directly or indirectly, any legal or beneficial interest in Borrower, or any successors or assigns of any of the foregoing (collectively, the "Exculpated Parties"). Lender may bring a foreclosure action, action for specific performance or other appropriate action or proceeding to enable Lender to enforce and realize upon this Security Instrument, the other Security Documents, and the interest in the Property, the Rents and any other collateral given to Lender created by this Security Instrument and the other Security Documents; provided, however, subject to the provisions of Sections 15.2, 15.3, 15.4 and 15.5, that any judgment in any action or proceeding shall be enforceable against Borrower only to the extent of Borrower's interest in the Property, in the Rents and in any other collateral given to Lender in connection with the Note. Lender, by accepting the Note and this Security Instrument, agrees that it shall not, except as otherwise provided below, sue for or demand any deficiency judgment against Borrower or any of the Exculpated Parties in any action or proceeding, under or by reason of or under or in connection with the Note, the other Security Documents or this Security Instrument.

         Section 15.2. RESERVATION OF CERTAIN RIGHTS. The provisions of Section
15.1 shall not (a) constitute a waiver, release or impairment of the Obligations; (b) impair the right of Lender to name Borrower as a party defendant in any action or suit for judicial foreclosure and sale under this Security Instrument; (c) affect the validity or enforceability of any indemnity, guaranty, master lease or similar instrument made in connection with the Note, this Security Instrument, or the other Security Documents; (d) impair the right of Lender to obtain the appointment of a receiver to the extent permitted by law; or (e) impair the enforcement of the Assignment of Leases and Rents executed in connection herewith.

         Section 15.3. EXCEPTIONS TO EXCULPATION. Notwithstanding the provisions of Section 15.1 to the contrary, Borrower, Guarantor and Indemnitor shall be personally liable to Lender on a joint and several basis for the Losses Lender incurs due to: (a) fraud or intentional misrepresentation by it or any other person or entity in connection with the execution and the delivery of the Note, this Security Instrument or the other Security Documents; (b) the misapplication or misappropriation of Rents received by Borrower; (c) the misapplication or misappropriation of tenant security deposits or Rents collected in advance; (d) the misapplication or misappropriation of insurance proceeds or condemnation awards; (e) any fees or commissions paid by Borrower after the occurrence and during the continuance of an Event of Default to any principal, affiliate or general partner of Borrower, Indemnitor or Guarantor in violation of the terms of the Note, this Security Instrument or the other Security Documents; (f) gross negligence or criminal acts perpetrated by it resulting in forfeiture, seizure or loss of any portion of the Property or the security interest in the Property;
(g) any failure by Borrower or Indemnitor to comply with the terms and provisions of the Environmental Indemnity; (h) any failure by Borrower or the SPE Member to comply, or to have complied since their inception, with the terms and provisions of Section 4.3 hereof; (i) all fees and expenses of Lender pursuant to Section 19.2 hereof; or (j) any sale, conveyance, mortgage, grant, bargain, encumbrance, pledge, assignment or transfer of the Property or any part thereof, within the meaning of Article 8 hereof, without the prior written consent of Lender.

         Section 15.4. RECOURSE. Notwithstanding the foregoing, the agreement of Lender not to pursue recourse liability as set forth in Section 15.1 above SHALL BECOME NULL AND VOID and shall be of no further force and effect in the event
(i) the Property or any part thereof shall become an asset in (A) a voluntary bankruptcy or insolvency proceeding, or (B) an involuntary bankruptcy or insolvency proceeding commenced by any Person (other than Lender) and Borrower fails to use its best efforts to obtain a dismissal of such proceedings, or (ii) intentionally omitted.

         Section 15.5. BANKRUPTCY CLAIMS. Nothing herein shall be deemed to be a waiver of any right which Lender may have under Sections 506(a), 506(b), 1111(b) or any other provisions of the U.S. Bankruptcy Code to file a claim for the full amount of the Debt secured by this Security Instrument or to require that all collateral shall continue to secure all of the Debt owing to Lender in accordance with the Note, this Security Instrument and the other Security Documents.

                              ARTICLE 16 - NOTICES

         Section 16.1. NOTICES. All notices or other written communications hereunder shall be deemed to have been properly given (a) upon delivery, if delivered in person or by facsimile transmission with receipt acknowledged by the recipient thereof, (b) one (1) Business Day (defined below) after having been deposited for overnight delivery with any reputable overnight courier service, or (c) five (5) Business Days after having been deposited in any post office or mail depository regularly maintained by the U.S. Postal Service and sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:


If to Borrower:                    Mount Pleasant KPT LLC
                                   c/o Konover Property Trust, Inc.
                                   11000 Regency Parkway, Suite 300
                                   Cary, North Carolina 27511
                                   Attn: Legal Department
                                   Facsimile No.  (919) 462-8799

With a copy to:                    Kennedy Covington Lobdell & Hickman
                                   113 East Main Street
                                   Suite 300
                                   Rock Hill, South Carolina 29730
                                   Attention: Stephen McCrae, Esq.
                                   Facsimile No. (803) 329-7677

If to Lender:                      GMAC Commercial Mortgage Corporation
                                   200 Witmer Road
                                   Horsham, Pennsylvania 19044
                                   Attention: Executive Vice President,
                                   Commercial Loan Servicing
                                    Facsimile No. (215) 328-3478

With a copy to:                    Commercial Capital Initiatives, Inc.
                                   Wall Street Plaza
                                   88 Pine Street
                                   New York, New York 10005
                                   Attention: Manager - Loan Administration
                                   Facsimile No. (212) 269-5286

And a copy to:                     Dechert
                                   4000 Bell Atlantic Tower
                                   1717 Arch Street
                                   Philadelphia, PA 19103-2793
                                   Attention:  Jay Zagoren, Esq.
                                   Facsimile No. (215) 994-2222.

or addressed as such party may from time to time designate by written notice to the other parties.

         Either party by notice to the other may designate additional or different addresses for subsequent notices or communications. For purposes of this Subsection, "Business Day" shall mean a day on which commercial banks are not authorized or required by law to close in the State of New York.

                          ARTICLE 17 - APPLICABLE LAW

         Section 17.1. CHOICE OF LAW. THIS SECURITY INSTRUMENT SHALL BE GOVERNED, CONSTRUED, APPLIED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE WHERE THE PROPERTY IS LOCATED AND THE APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

         Section 17.2. USURY LAWS. This Security Instrument and the Note are subject to the express condition that at no time shall Borrower be obligated or required to pay interest on the Debt at a rate which could subject the holder of the Note to either civil or criminal liability as a result of being in excess of the maximum interest rate which Borrower is permitted by applicable law to contract or agree to pay. If by the terms of this Security Instrument or the Note, Borrower is at any time required or obligated to pay interest on the Debt at a rate in excess of such maximum rate, the rate of interest under the Security Instrument and the Note shall be deemed to be immediately reduced to such maximum rate and the interest payable shall be computed at such maximum rate and all prior interest payments in excess of such maximum rate shall be applied and shall be deemed to have been payments in reduction of the principal balance of the Note. All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the Debt shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Note until payment in full so that the rate or amount of interest on account of the Debt does not exceed the maximum lawful rate of interest from time to time in effect and applicable to the Debt for so long as the Debt is outstanding.

         Section 17.3. PROVISIONS SUBJECT TO APPLICABLE LAW. All rights, powers and remedies provided in this Security Instrument may be exercised only to the extent that the exercise thereof does not violate any applicable provisions of law and are intended to be limited to the extent necessary so that they will not render this Security Instrument invalid, unenforceable or not entitled to be recorded, registered or filed under the provisions of any Applicable Law.

         Section 17.4. INAPPLICABLE PROVISION. If any term of this Security Instrument or any application thereof shall be invalid or unenforceable, the remainder of this Security Instrument and any other application of the term shall not be affected thereby.

                         ARTICLE 18 - SECONDARY MARKET

         Section 18.1. DISSEMINATION OF INFORMATION. If Lender determines at any time to sell, transfer or assign the Note, this Security Instrument and the other Security Documents, and any or all servicing rights with respect thereto, or to grant participations therein (the "Participations") or issue mortgage pass-through certificates or other securities (such sale and/or issuance, the "Securitization") evidencing a beneficial interest in a rated or unrated public offering or private placement (the "Securities"), Lender may forward to each purchaser, transferee, assignee, servicer, participant, investor, or their respective successors in such Participations and/or Securities (collectively, the "Investor") or any Rating Agency rating such Securities and each prospective Investor, all documents and information which Lender now has or may hereafter acquire relating to the Debt and to Borrower, any Guarantor, any Indemnitors and the Property (including, without limitation, all financial statements), which shall have been furnished by Borrower, any Guarantor or any Indemnitors, as Lender reasonably determines necessary or desirable. Borrower, any Guarantor and any Indemnitor agree to cooperate with Lender in connection with any transfer made or any Securities created pursuant to this Section, including, without limitation, (i) the delivery of an estoppel certificate required in accordance with Subsection 7.4(c) hereof and such other documents as may be reasonably requested by Lender, (ii) upon Lender's reasonable request, meeting with any Rating Agency for due diligence purposes,
(iii) amending or causing the amendment of (x) this Security Instrument and the other Security Documents, to the extent reasonable necessary and as generally required in similar transactions, or executing such additional documents, instruments and agreements, which do not materially increase Borrower's obligations or liabilities hereunder, and (y) Borrower or any SPE Member's organizational documents to comply with Rating Agency criteria regarding single purpose entity provisions, (iv) promptly and reasonably providing such information as may be reasonably requested in connection with the preparation of a private placement memorandum, prospectus or a registration statement required to place privately or to distribute publicly the Securities in a manner which does not conflict with federal or state securities laws, and (v) upon the request of Lender, causing there to be at least one member of Borrower which is an SPE Member, which SPE Member satisfies the obligations of Section 4.3(b) hereof. Borrower shall also furnish and Borrower, any Guarantor and any Indemnitor consent to Lender furnishing to such Investors or such prospective Investors or any Rating Agency any and all information concerning the Property, the Leases, the financial condition of Borrower, any Guarantor and any Indemnitor as may be reasonably requested by Lender, any Investor or any prospective Investor or Rating Agency in connection with any sale, transfer, Securitization or Participation. Borrower and, to the extent necessary, Guarantors or Indemnitors shall re-execute or ratify this Security Instrument and the other Security Documents upon the reasonable request of any Investors, prospective Investor or Rating Agency in connection with any sale, transfer, Securitization or Participation. Borrower shall deliver on the date hereof, at Borrower's sole cost and expense, a nonconsolidation opinion, and within ten
(10) days after demand of Lender, an update of same, each in form and substance and delivered by counsel acceptable to Lender and the Rating Agency rating or proposed to rate the Securities, as may be required by Lender and/or such Rating Agency. Borrower's failure to deliver or cooperate in delivering the opinions required hereby shall constitute an Event of Default hereunder.

                               ARTICLE 19 - COSTS

         Section 19.1. PERFORMANCE AT BORROWER'S EXPENSE. Borrower acknowledges and confirms that Lender shall impose certain administrative processing and/or commitment fees in connection with (a) the extension, renewal, modification, amendment and termination of its loan, (b) the release or substitution of collateral therefor, (c) obtaining certain consents, waivers and approvals with respect to the Property, or (d) the review of any Lease or proposed Lease or the preparation or review of any subordination, non-disturbance agreement (the occurrence of any of the above shall be called an "Event"). Borrower further acknowledges and confirms that it shall be responsible for the payment of all costs of reappraisal of the Property or any part thereof, whether required by law, regulation, Lender or any governmental or quasi-governmental authority. Borrower hereby acknowledges and agrees to pay, immediately, with or without demand, all such fees (as the same may be increased or decreased from time to time), and any additional fees of a similar type or nature which may be imposed by Lender from time to time, upon the occurrence of any Event or otherwise. Wherever it is provided for herein that Borrower pay any costs and expenses, such costs and expenses shall include, but not be limited to, all legal fees and disbursements of Lender (whether of retained firms, the reimbursement for the expenses of in-house staff or otherwise) and all costs and expenses of Lender, if any.

         Section 19.2. ATTORNEY'S FEES FOR ENFORCEMENT. (a) Borrower shall pay all legal fees incurred by Lender in connection with (i) the preparation of the Note, this Security Instrument and the other Security Documents; and (ii) the items set forth in Section 19.1 above, and (b) Borrower shall pay to Lender on demand any and all expenses, including legal expenses and reasonable attorneys' fees, incurred or paid by Lender in protecting its interest in the Property or the Collateral or in collecting any amount payable hereunder or in enforcing its rights hereunder with respect to the Property or the Collateral, whether or not any legal proceeding is commenced hereunder or thereunder and whether or not any default or Event of Default shall have occurred and is continuing, together with interest thereon at the Default Interest Rate from the date paid or incurred by Lender until such expenses are paid by Borrower.

                            ARTICLE 20 - DEFINITIONS

         Section 20.1. GENERAL DEFINITIONS. Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, words used in this Security Instrument may be used interchangeably in singular or plural form and the word "Borrower" shall mean "each Borrower and any subsequent owner or owners of the Property or any part thereof or any interest therein," the word "Lender" shall mean "Lender and any subsequent holder of the Note," the word "Note" shall mean "the Note and any other evidence of indebtedness secured by this Security Instrument," the word "person" shall include an individual, corporation, limited liability company, partnership, trust, unincorporated association, government, governmental authority, and any other entity, the word "Property" shall include any portion of the Property and any interest therein, and the phrases "attorneys' fees" and "counsel fees" shall include any and all attorneys', paralegal and law clerk fees and disbursements, including, but not limited to fees and disbursements at the pre-trial, trial and appellate levels incurred or paid by Lender in protecting its interest in the Property, the Leases and the Rents and enforcing its rights under this Security Instrument.

         Section 20.2. HEADINGS, ETC. The headings and captions of various Sections of this Security Instrument are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.

                     ARTICLE 21 - MISCELLANEOUS PROVISIONS

         Section 21.1. NO ORAL CHANGE. This Security Instrument, and any provisions hereof, may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Borrower, or Lender, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

         Section 21.2. LIABILITY. If Borrower consists of more than one person, the obligations and liabilities of each such person hereunder shall be joint and several. This Security Instrument shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors and assigns forever.

         Section 21.3. DUPLICATE ORIGINALS; COUNTERPARTS. This Security Instrument may be executed in any number of duplicate originals and each duplicate original shall be deemed to be an original. This Security Instrument may be executed in several counterparts, each of which counterparts shall be deemed an original instrument and all of which together shall constitute a single Security Instrument. The failure of any party hereto to execute this Security Instrument, or any counterpart hereof, shall not relieve the other signatories from their obligations hereunder.

         Section 21.4. NUMBER AND GENDER. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.

         Section 21.5. SUBROGATION. If any or all of the proceeds of the Note have been used to extinguish, extend or renew any indebtedness heretofore existing against the Property, then, to the extent of the funds so used, Lender shall be subrogated to all of the rights, claims, liens, titles, and interests existing against the Property heretofore held by, or in favor of, the holder of such indebtedness and such former rights, claims, liens, titles, and interests, if any, are not waived but rather are continued in full force and effect in favor of Lender and are merged with the lien and security interest created herein as cumulative security for the repayment of the Debt, the performance and discharge of Borrower's obligations hereunder, under the Note and the other Security Documents and the performance and discharge of the Other Obligations.

         Section 21.6. ENTIRE AGREEMENT. The Note, this Security Instrument and the other Security Documents constitute the entire understanding and agreement between Borrower and Lender with respect to the transactions arising in connection with the Debt and supersede all prior written or oral understandings and agreements between Borrower and Lender with respect thereto. Borrower hereby acknowledges that, except as incorporated in writing in the Note, this Security Instrument and the other Security Documents, there are not, and were not, and no persons are or were authorized by Lender to make, any representations, understandings, stipulations, agreements or promises, oral or written, with respect to the transaction which is the subject of the Note, this Security Instrument and the other Security Documents.

                           ARTICLE 22 - GROUND LEASE

         Section 22.1. REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants as follows: (i) the Ground Lease is in full force and effect in accordance with its terms, unmodified by any writing or otherwise except as specifically set forth herein; (ii) all charges reserved in or payable under the Ground Lease have been paid in full to the extent that they are payable to the date hereof; (iii) Borrower is the owner of the Leasehold Estate and Borrower enjoys the quiet, peaceful and undisturbed possession of such Leasehold Estate;
(iv) neither Borrower nor, to the knowledge of Borrower, the Ground Lessor, is in default under any of the terms of the Ground Lease; (v) the Ground Lease is not subject to any encumbrances or other matters except for the Permitted Encumbrances; (vi) this Security Instrument is and shall remain a valid and enforceable first lien on the Leasehold Estate, subject only to the Permitted Encumbrances; (vii) Borrower has full power and authority to encumber the Leasehold Estate, in the manner and form herein provided; and (viii) Borrower has delivered to the Lender a true, accurate and complete copy of the Ground Lease, together with any and all amendments thereto.

         Section 22.2. COVENANTS. Borrower covenants and agrees as follows: (i) promptly and faithfully to observe, perform and comply with all of the terms, covenants and provisions of the Ground Lease; (ii) to refrain from doing anything and not do or permit any act, event or omission, as a result of which, there is likely to occur a default or breach under the Ground Lease; (iii) to give immediately Lender notice of any default by any party under the Ground Lease, upon learning of such default and immediately deliver to Lender a copy of each notice of default and all responses to such notice of default and all other material instruments, notices or demands received or delivered by Borrower under or in connection with the Ground Lease; (iv) to notify immediately Lender in writing in the event of the initiation of any litigation or arbitration proceeding affecting Borrower or the Property under or in connection with the Ground Lease; (v) to furnish to Lender copies of such information and such other evidence as Lender may reasonably request from time to time concerning Borrower's due observance, performance and compliance with the terms, covenants and provisions of the Ground Lease. Lender shall request such estoppel certificates from Borrower no more often than one (1) time each calendar year unless Lender sells, transfers, assigns, participates or securitizes the Loan, and any transferee, participant or assignee has requested from Lender such estoppel, in which case Borrower shall deliver such estoppel certificates within ten (10) Business Days of each request by Lender; (vi) the occurrence of a default on the part of Borrower under the Ground Lease, beyond the periods granted in the Ground Lease, for notice and cure shall constitute an immediate Event of Default by Borrower under this Security Instrument.

         Section 22.3. ADDITIONAL COVENANTS. Borrower further covenants and agrees that it will not voluntarily or involuntarily, directly or indirectly, assign, transfer or convey the Land or the Leasehold Estate, nor surrender, terminate or cancel the Ground Lease, nor, without the prior written consent of Lender, fail to exercise in a timely manner any purchase option(s) or renewal option(s) contained in the Ground Lease, if applicable, nor, without the prior written consent of Lender, which consent shall not be unreasonably withheld or delayed, modify, alter or amend the Ground Lease, either orally or in writing. Any assignment, transfer, conveyance, surrender, termination, cancellation, modification, alteration or amendment of the Ground Lease, in contravention of the foregoing sentence shall be void and of no force and effect.

         Section 22.4. NO RELEASE. Borrower acknowledges and agrees that no release or forbearance of any of Borrower's obligations under the Ground Lease, or otherwise shall release Borrower from any of its obligations under this Security Instrument, including without limitation its obligations with respect to the payment of rent and other charges as provided for in the Ground Lease, and the performance of all of the terms, provisions, covenants, conditions and agreements contained in the Ground Lease, to be kept, performed and complied with by Borrower therein.

         Section 22.5. DEFAULTS. Subject to the terms of the second sentence of this Section 22.5, in the event of a default and during its continuance by Borrower under the Ground Lease, then, in each and every such case, Lender may (but shall not be obligated to), in its sole discretion, cause such default or defaults by Borrower to be remedied and otherwise take or perform such other actions as Lender may deem necessary or desirable as a result thereof or in connection therewith. Borrower shall, on demand, reimburse Lender for all advances made and expenses incurred by Lender in curing any such default(s) (including, without limitation, reasonable attorneys' fees), together with interest thereon from the date the same is paid in full to Lender and all such sums so advanced shall be secured hereby. The provisions of this subsection are in addition to any other right or remedy given to or allowed Lender under the Ground Lease, or otherwise.

         Section 22.6. CANCELLATION OR TERMINATION. If the Ground Lease is cancelled or terminated, Lender or its nominee shall acquire an interest in any new lease of the Leasehold Estate.

         Section 22.7. NO LIABILITY. Notwithstanding anything contained herein or otherwise to the contrary, Lender shall not have any liability or obligation under the Ground Lease by virtue of its acceptance of this Security Instrument. Borrower acknowledges and agrees that Lender shall be liable for the obligations of the Borrower arising under the Ground Lease for only that period of time, if any, during which Lender is in possession of the Leasehold Estate or has acquired, by foreclosure, power of sale or otherwise, and is holding, all of Borrower's right, title and interest as tenant therein.

         Section 22.8. BANKRUPTCY. Notwithstanding anything contained herein or otherwise to the contrary, Borrower hereby assigns, transfers and sets over to Lender any and all rights and interests that may arise in favor of Borrower in connection with or as a result of the bankruptcy or insolvency of the Ground Lessor, including, without limitation, all of Borrower's right, title and interest in, to and underss.365 of the Bankruptcy Code (11 U.S.C.ss.365), as the same may be amended, supplemented or modified from time to time.

         Section 22.9. NO MERGER. It is hereby agreed by the parties that the fee title currently vested in Ground Lessor under the Ground Lease and the Leasehold Estate currently held by Borrower shall not merge but shall always be kept separate and distinct, notwithstanding the union of such estates in either the Ground Lessor (or its successors and assigns), Borrower or a third party, whether by purchase or otherwise. If Borrower acquires such fee title or any other estate, title or interest in the Ground Lease, or any part thereof, the lien of this Security Instrument shall automatically spread and attach to, cover and be a first lien upon such acquired estate, title or interest and the same shall thereupon and thereafter be and become a part of the premises encumbered hereby with the same force and effect as if specifically encumbered herein. Borrower agrees to execute all instruments and documents which Lender may reasonably require to ratify, confirm and further evidence Lender's first lien on the acquired estate, title or interest and, if Borrower fails to execute such instruments, Borrower hereby appoints Lender its true and lawful attorney-in-fact to execute and deliver all such instruments and documents in the name and on behalf of Borrower. This power, being coupled with an interest, shall be irrevocable as long as the indebtedness secured hereby remains unpaid.

         Section 22.10. TAXES. In the event that it is claimed by any governmental agency, authority or subdivision that any tax or governmental charge or imposition is due, unpaid or payable by Borrower upon or in connection with the obligations secured hereby, the Ground Lease, Borrower shall promptly either (i) pay such tax, charge or imposition when due and deliver to Lender satisfactory proof of payment thereof or (ii) deposit with Lender the amount of such claimed tax, together with interest and penalties thereon, pending an application for a review of the claim for such tax, and within a reasonable time, deliver to Lender either (a) evidence satisfactory to Lender that such claim of taxability has been withdrawn or defeated, in which event any such deposit shall be returned to Borrower or (b) a direction from Borrower to Lender to pay the same out of the deposit above mentioned, any excess due over the amount of said deposit to be paid by Borrower directly to the taxing authority and any excess of such deposit over such payment by Lender to be returned to Borrower. If liability for such tax is asserted against Lender, Lender will give to Borrower prompt notice of such claim, and Borrower, upon complying with the provisions of this subsection shall have full right and authority to contest such claim of taxability.

                       ARTICLE 23 - LOCAL LAW PROVISIONS

         Section 23.1. EXHIBIT B. The provisions set forth on Exhibit B annexed hereto are incorporated herein by reference as if fully set forth herein.

              [The remainder of this page intentionally left blank]

         Section 23.2. WAIVER OF APPRAISAL RIGHTS. The laws of the State of South Carolina provide that in any real estate foreclosure proceeding, a defendant against whom a personal judgment is taken or asked may within thirty
(30) days after the sale of the Property, as defined in the mortgage, apply to the court for an order of appraisal. The statutory appraisal value as approved by the court would be substituted for the high bid and may decrease the amount of any deficiency owing in connection with the transaction. THE UNDERSIGNED HEREBY WAIVES AND RELINQUISHES THE STATUTORY APPRAISAL RIGHTS WHICH MEANS THE HIGH BID AT THE JUDICIAL FORECLOSURE SALE WILL BE APPLIED TO THE DEBT REGARDLESS OF ANY APPRAISED VALUE OF THE PROPERTY.

         IN WITNESS WHEREOF, THIS SECURITY INSTRUMENT has been executed by Borrower as of the date first above written.

WITNESSES:                                   BORROWER:

                                             MOUNT PLEASANT KPT LLC, a Delaware
                                             limited liability company

- --------------------------------------
Witness #1 Print Name:
                      ----------------
                                             By: Mount Pleasant Formation Inc.,
                                                 a Delaware corporation, its
                                                 Managing Member


- --------------------------------------           By:
Witness #2 Print Name:                              ---------------------------
                      ----------------              Name:
                                                    Title:


              [Signature page to Mortgage and Security Agreement]

STATE OF                                    )
          ----------------------------------
                                            ) ss.
COUNTY OF                                   )
          ----------------------------------


                                 ACKNOWLEDGMENT

         The foregoing instrument was acknowledged before me, the undersigned Notary Public, this _______ day of December, 2000 by _________________________,
as ____________________ of Mount Pleasant Formation, Inc., a Delaware corporation, as Managing Member of MOUNT PLEASANT KPT LLC, a Delaware limited liability company on behalf of the limited liability company.


                                            ------------------------------------
                                            Notary Public for
                                                             -------------------
                                            My commission expires:
                                                                  --------------

                                                                       [SEAL]


            [Acknowledgement page to Mortgage and Security Agreement]

                                    EXHIBIT A

                              (Description of Land)

                                    EXHIBIT B

                     (Local Law Provisions - South Carolina)

         1. The maximum of all indebtedness outstanding at any one time secured hereby shall not exceed $69,600,000, plus interest thereon, all charges and expenses of collection incurred by Lender including court costs and reasonable attorneys' fees. Interest hereunder may be deferred, accrued or capitalized.

         2. This Security Instrument also secured, in accordance with Section 29-3-50, Code of Laws of South Carolina of 1976, as amended, all future advances and re-advances that may subsequently be made to Borrower by Lender pursuant to this Security Instrument and the other Security Documents.

                                    EXHIBIT C

                        (Schedule of Offsets or Defenses)


Consolidated Theatres (only to the extent of the disputed "Construction Chargeback" provisions of the lease).

                                    EXHIBIT D

                          (Schedule of Brokerage Fees)

                                      None.

                                    EXHIBIT E

                                List of Defaults



Red's Backwood's Barbeque

Consolidated Theatres(only to the extent of the disputed "Construction Chargeback" provisions of the lease).

                                    EXHIBIT F

                              Intentionally Omitted

                                    EXHIBIT G

                                 Form of Release



STATE OF SOUTH CAROLINA             )
                                    )
COUNTY OF CHARLESTON                )


                        PARTIAL RELEASE OF MORTGAGE LIEN


         FOR VALUE RECEIVED, GMAC COMMERCIAL MORTGAGE CORPORATION, the owner and holder of that certain Mortgage and Security Agreement executed and delivered by MOUNT PLEASANT KPT LLC, a Delaware limited liability company, dated ___________ __, 2000, securing original principal indebtedness of $46,400,000.00 (the "Obligations"), recorded ______________, 2000, in ____ Book ____, Page ______,
Office of the Register of Deeds for Charleston County, South Carolina (the "Mortgage"), and also the holder and owner of that certain Assignment of Leases and Rents dated ___________ ___, 2000, recorded ______________, 2000, in ___
Book _____, Page ______, Office of the Register of Deeds for Charleston County, South Carolina (the "Assignment"), does hereby release and discharge from the lien of the Mortgage and Assignment the following described parcel of real estate:


                  PROPERTY DESCRIPTION: See the attached Exhibit A made a part hereof by reference.

                  DERIVATION: Deed from ________________ to Mount Pleasant KPT LLC dated ___________________, recorded ___________________, in Deed Book _____, Page _____, Office of the Registrar of Deeds of Charleston County, South Carolina.

         PROVIDED, HOWEVER, that it is the condition of this Partial Release of Mortgage that the liens on the remaining property securing the Obligations not released hereunder shall continue in full force and effect and shall remain a valid encumbrance thereupon.

         IN WITNESS WHEREOF, GMAC COMMERCIAL MORTGAGE CORPORATION has caused and authorized the undersigned to execute and seal the within Partial Release of Mortgage Lien this _____ day of ______________, ______.

WITNESSES:                                  GMAC Commercial Mortgage Corporation


- ----------------------------
Witness #1

- ----------------------------
Witness #2
                                            By:
                                               ---------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------

STATE OF __________________ )
                            )
COUNTY OF ________________  )


         The foregoing Partial Release of Mortgage Lien was acknowledged before me this _____ day of _______________, ____, by _____________________________as
________________ of GMAC Commercial Mortgage Corporation, on behalf of the corporation.


________________________________(L.S.)
Notary Public for

My commission expires:________________

                                    EXHIBIT A

                          [ATTACH PROPERTY DESCRIPTION]